Exhibit 4.13

EXECUTION VERSION

ALION SCIENCE AND TECHNOLOGY CORPORATION
Company

Third-Lien Senior Secured Notes due 2020

Subsidiary Guarantors

named herein

INDENTURE

Dated as of August 18, 2014

Wilmington Trust, National Association

Trustee

Wilmington Trust, National Association
Collateral Agent

CROSS-REFERENCE TABLE

TIA Section	Indenture Section

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.08; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(d)	7.06
314(a)	4.02; 4.16
(b)	N.A.
(c)(1)	7.02; 12.04
(c)(2)	7.02; 12.04
(c)(3)	N.A.
(d)	11.02; 11.03
(e)	12.05
(f)	N.A.
315(a)	7.01
(b)	7.05
(c)	7.01
(d)	7.01
(e)	6.10
316(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	12.01

N.A. means Not Applicable.

i

Rule 144A/Regulation S/IAI Appendix

Exhibit 1	Form of Private Exchange Security

Exhibit A	Form of Security/Exchange Security

v

INDENTURE dated as of August 18, 2014, among ALION SCIENCE AND TECHNOLOGY CORPORATION, a Delaware corporation (the “Company”), the Subsidiary Guarantors (as defined herein), WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as Trustee (the “Trustee”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as Collateral Agent (the “Collateral Agent”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities and the Private Exchange Securities and, if and when issued pursuant to a registered exchange for Private Exchange Securities, the Exchange Securities:

Article 1

Definitions and Incorporation by Reference

SECTION 1.01.                                   Definitions.

“Additional Assets” means (1) any property, plant or equipment used in a Related Business; (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.  For purposes of Sections 4.04, 4.06 and 4.07 only, “Affiliate” shall also mean any beneficial owner of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

“After-Acquired Property” means (i) assets acquired by the Company or any Restricted Subsidiary after the Issue Date that constitute accretions, additions or technological upgrades to the equipment or operations that form part of the Collateral or constitute separate equipment, plants and operations that are integrated physically or operationally in any material respect with any other part of the Collateral (ii) any other assets of the Company or any Subsidiary Guarantor acquired after the Issue Date (other than assets secured by a Lien of the type described in clauses (1) and (4) of the definition of “Permitted Liens”) and (iii) any assets acquired by the Company or any Restricted

Subsidiary in compliance with Section 4.06; provided, however, that After-Acquired Property shall not include certain excluded assets in accordance with the Security Documents.

“Applicable Indebtedness” means:

(1) in respect of any asset that is the subject of an Asset Disposition at a time when such asset is included in the Collateral, Senior Indebtedness of the Company or a Subsidiary Guarantor that is secured at such time by such asset under a Lien that takes priority in right of payment upon enforcement over the Lien in respect of the Securities under the Security Documents;

(2) in respect of any asset that is the subject of an Asset Disposition at a time when such asset is not included in the Collateral but is owned, directly or indirectly, by a Restricted Subsidiary that is not a Subsidiary Guarantor but the Capital Stock of which is included in the Collateral, (A) any Indebtedness or other obligation referred to in clause (1) above, (B) any Senior Indebtedness (other than Disqualified Stock) of such Restricted Subsidiary or (C) any Indebtedness (other than Disqualified Stock) of any other Restricted Subsidiary that is not a Subsidiary Guarantor; or

(3) in respect of any other asset, Senior Indebtedness of the Company or Senior Indebtedness (other than Disqualified Stock) of a Restricted Subsidiary.

“Applicable Senior Indebtedness” means:

(1) in respect of any asset that is the subject of an Asset Disposition at a time when such asset is included in the Collateral, Senior Indebtedness that is secured at such time by a Lien on such asset (unless such Lien is junior in any respect to the Lien for the benefit of the Securities); or

(2) in respect of any other asset, Senior Indebtedness of the Company or any Subsidiary Guarantor.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of

(1)                                 any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

(2)                                 all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

(3)                                 any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary other than, in the case of clauses (1), (2) and (3) above, (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, (B) for purposes of Section 4.06 only, (i) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by Section 4.04 and (ii) a disposition of all or substantially all the assets of the Company in accordance with Section 5.01, (C) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $500,000, (D) a disposition of cash or Temporary Cash Investments, (E) to the extent allowable under Section 1031 of the Code or any comparable or successor provision, any exchange of like property (excluding boot thereon) for use in the Company’s business, (F) foreclosures, condemnation, expropriation or any similar action on assets, (G) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business; and (H) the creation of a Lien or a Permitted Collateral Lien (but not the sale or other disposition of the property subject to such Lien or a Permitted Collateral Lien).

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation”.

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by (2) the sum of all such payments.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bank Product Obligations” means, all obligations and liabilities (whether direct or indirect, absolute or contingent, due or to become due or now existing or Incurred after the date of the Intercreditor Agreement) of the Company or any Grantor, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, which may arise under, out of, or in connection with any treasury, investment, depository, clearing house, wire transfer, cash management or automated clearing house transfers of funds services or any related services, to any person, in each case that are designated by Company to the Collateral Agent and each Secured Debt Representative as Bank Product Obligations by written notice in accordance with the Intercreditor Agreement.

“Board of Directors” with respect to a Person means the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board.  Unless otherwise specified, the Board of Directors refers to the Board of Directors of the Company.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.10, a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, phantom stock and stock appreciation rights, but excluding any debt securities convertible into such equity.

“Certificate of Designations” means the Certificate of Designations of the Series A Preferred Stock.

“Change of Control” means the occurrence of any of the following events:

(1)                                 any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holder, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holder beneficially owns (as defined in 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for the purposes of this clause (1), such other person shall be deemed to beneficially own any Voting Stock of a specified person held by a parent entity, if such other person is the beneficial owner (as defined above in this clause (1)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity and the Permitted Holder beneficially owns (as defined in this proviso), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

(2)                                 individuals who on the Issue Date constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors of the Company or whose nomination for election by the shareholders of the Company was approved by a vote of 66-2/3% of the directors of the Company, then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office;

(3)                                 the adoption of a plan relating to the liquidation or dissolution of the Company;

(4)                                 the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company other than (A) a transaction in which the survivor is a Person that is controlled by the Permitted Holders or (B) a transaction following which holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction; and

(5)                                 the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person other than a transaction in which the transferee is a Person that is, or is controlled by, the Permitted Holder.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means, in the case of each Series of Secured Debt, all properties and assets of the Company and the other Grantors now owned or acquired after the date of the Intercreditor Agreement in which Liens have been granted, or purported to be granted, or required to be granted, to the Collateral Agent to secure any or all of the Secured Obligations, including any property subject to Liens granted pursuant to the Security Documents, and will exclude any properties and assets in which the Collateral Agent is required to release its Liens pursuant to the Intercreditor Agreement; provided, that, if such Liens are required to be released as a result of the sale, transfer or other disposition of any properties or assets of the Company or any other Grantor, such assets or properties will cease to be excluded from the Collateral if the Company or any other Grantor thereafter acquires or reacquires such assets or properties.

“Collateral Agent” means Wilmington Trust, National Association, in its capacity as Collateral Agent under the Intercreditor Agreement and the Security Documents, together with its successors in such capacity.

“Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other primary obligor on the indenture securities.

“Consolidated Coverage Ratio” for any period for which internal financial statements are available immediately preceding the date on which such calculation is being made means the ratio of (a) the aggregate amount of Consolidated EBITDA for such period to (b) Consolidated Interest Expense payable for, and cash dividends paid during, such period.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization, including amortization of goodwill and other intangible assets, for such period, (iv) cash contributions to the ESOP during such period in respect of the repurchase liability of the Company under the ESOP Plan Documents, (v) any non-cash charges or expenses (other than the write-down of current assets) for such period, including (A) non-cash expenses associated with the recognition of the difference between the fair market value of the Warrants and the exercise price of such Warrants, (B) non-cash expenses with respect to stock appreciation rights, phantom stock plans, the Warrants and accretion of the Warrants and (C) non-cash contributions to the ESOP, (vi) any extraordinary losses for such period, (vii) any non-recurring charges and adjustments for such period treated as such by the independent third-party valuation firm that prepares valuation reports in connection with the ESOP and (viii) that portion of employee compensation that was both recorded by the Company as compensation expense for such period and that was directed by an employee of the Company to be used by the ESOT to purchase Equity Interests of the Company; provided that the aggregate amount added back under this clause (viii) in any period of four consecutive fiscal quarters shall not exceed an amount equal to 10% of the Consolidated EBITDA (without giving effect to this clause (viii)) for the period of four consecutive fiscal quarters immediately preceding such period and minus (b) without duplication (i) all cash payments made during such period on account of reserves, restructuring charges (not including expenses in connection with the Exchange Offer and the related transactions) and other non-cash charges added to Consolidated Net Income pursuant to clause (a)(v) above in a previous period, (ii) to the extent included in determining such Consolidated Net Income, any extraordinary or non-recurring gains and all non-cash items of income for such period, and (iii) all cash payments made during such period to repurchase Equity Interests in respect of which cash compensation expense was added back to Consolidated Net Income pursuant to clause (a)(viii) above in a previous period, all determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, the sum of (a) the interest expense (including imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations) of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (b) any interest accrued during such period in respect of Indebtedness of the Company or any Restricted Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP.  For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by the Company or any Restricted Subsidiary with respect to Interest Rate Agreements.  Consolidated Interest Expense does not include cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

“Consolidated Net Income” means, for any period, the net income or loss of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that (a) there shall be excluded, in each case to the extent included in determining the net income or loss of the Company and the Restricted Subsidiaries for such period on a consolidated basis under GAAP,  (i) the income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by the Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Restricted Subsidiary, (ii) the income or loss of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any Restricted Subsidiary or the date that such Person’s assets are acquired by the Company or any Restricted Subsidiary, (iii) any gains attributable to sales of assets out of the ordinary course of business and the transaction costs in connection with such sales and (iv) any extraordinary or non-recurring gains or other income items and (b) there shall be added back, in each case to the extent deducted in determining the net income or loss of the Company and the Restricted Subsidiaries for such period on a consolidated basis under GAAP, (i) any non-cash compensation charge or expense including any such charge or expense relating to stock appreciation rights and phantom stock plans, (ii) any non-cash contributions to the ESOP, (iii) amortization of goodwill and other intangible assets, (iv) any losses attributable to sales of assets out of the ordinary course of business and the transaction costs in connection with such sales and (v) any extraordinary or non-recurring losses or charges.

Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under Section 4.04(a)(3)(D).

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on the Issue Date; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Security” means a certificated Security issued in the form of Exhibit A except that such Security will not bear the Global Securities Legend.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“DIP Financing” has the meaning set forth in the Intercreditor Agreement.

“Discharge of First Lien Obligations” means the occurrence of all of the following:

(1)   termination or expiration of all commitments to extend credit that would constitute First Lien Debt;

(2)   with respect to each Series of First Lien Debt, payment in full in cash of the principal of and interest and premium (if any) on all First Lien Debt of such Series (other than any undrawn letters of credit);

(3)   with respect to any undrawn letters of credit constituting First Lien Debt, either (x) discharge or cash collateralization (at the lower of (A) 103% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable First Lien Document) of all outstanding letters of credit constituting First Lien Debt, (y) the issuance of a back to back letter of credit in favor of the issuer of each such outstanding letter of credit in an amount equal to the amount described in clause (x) above and issued by a financial institution reasonably acceptable to such issuer or (z) the issuer of each such letter of credit has notified the Collateral Agent in writing that alternative arrangements satisfactory to such issuer and to the holders of the related Series of First Lien Debt that has reimbursement obligations with respect thereto have been made; and

(4)   payment in full in cash of all other First Lien Obligations that are outstanding and unpaid at the time the First Lien Debt is paid in full in cash or, in the case of Hedging Obligations, the cash collateralization of all such Hedging Obligations (or other arrangements with respect to all such Hedging Obligations) on terms satisfactory to each applicable counterparty, and the expiration or termination of all outstanding transactions under Hedging Agreements (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1)                                 matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2)                                 is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(3)                                 is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part,

in each case on or prior to the six-month anniversary of the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if (A) the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Securities in Sections 4.06 and 4.09 of this Indenture and (B) any such requirement only becomes operative after compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary other than a Foreign Subsidiary.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“ESOP” means the employee benefit plan entitled “The Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan” adopted and maintained by the Company and as in effect on the Issue Date and as may be amended as required by a change in applicable law after the Issue Date, any successor plan or other employee benefit plan created to issue participation interests in the common stock of the Company to Company employees, directors and consultants.

“ESOP Plan Documents” means collectively, the governing agreements and other documents and instruments of the ESOP, in each case as in effect on the Issue Date and as may be amended as required by a change in applicable law after the Issue Date.

“ESOT” means the trust entitled “The Alion Science and Technology Corporation Employee Ownership, Savings and Investment Trust” and adopted and maintained by the Company pursuant to the applicable ESOP Plan Documents, as in effect on the Issue Date and as may be amended as required by a change in applicable law after the Issue Date, any successor trust or other trust established in connection with the ESOP.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Offer” means the “Exchange Offer” as defined in the Registration Statement on Form S-1 of the Company filed with the SEC on February 13, 2014, as amended.

“Exchange Security” means the Third-Lien Senior Secured Notes due 2020 issued pursuant to this Indenture in exchange for, and in an aggregate principal amount not to exceed, the Private Exchange Securities, in compliance with the terms of that certain Amended and Restated Refinancing Support Agreement, dated May 2, 2014, by and among the Company, ASOF II Investments, LLC and Phoenix Investment Adviser LLC, as amended.

“Existing Unsecured Notes” means the Company’s 10.25% Senior Notes due February 2015.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.  Fair Market Value will be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of such Board of Directors.

“First Lien” means a Lien granted, or purported to be granted, by a Security Document to the Collateral Agent, at any time, upon any property of the Company or any other Grantor to secure First Lien Obligations.

“First Lien Administrative Agent” means Wells Fargo Bank, N.A., in its capacity as administrative agent under the First Lien Credit Agreement, together with its successors in such capacity.

“First Lien Cap” means at any date, the sum of:

(1)  the aggregate principal amount of First Lien Obligations Incurred under the First Lien Credit Agreement up to, but not in excess of, $285,000,000 less the amount of all permanent repayments and prepayments thereunder; plus

(2)  the aggregate principal amount of First Lien Obligations Incurred under the Revolving Credit Agreement (including the undrawn amount of all letters of credit issued under the Revolving Credit Agreement) up to, but not in excess of, $65,000,000 plus up to an additional $6,500,000 for overadvances and protective advances under the Revolving Credit Agreement, less the amount of all permanent repayments, permanent prepayments and permanent commitment reductions thereunder; plus

(3)  amounts in respect of interest (including capitalized interest), fees and premiums, if any, on First Lien Obligations; plus

(4)  Hedging Obligations and Bank Product Obligations that are First Lien Obligations; plus

(5)  if there is an Insolvency or Liquidation Proceeding, $30,000,000 solely for a DIP Financing; plus

(6)  all other First Lien Obligations that are not of the type included in clauses (1) through (5) above.

“First Lien Credit Agreement” means that certain credit agreement, to be entered into on the Issue Date, by and among, the Company, the Subsidiaries of the Company identified therein as Subsidiary Guarantors, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent, together with the related documents thereto (including the revolving loans thereunder, any letters of credit and reimbursement obligations related thereto, and any guarantees and security documents), as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any one or more other agreements (and related documents) governing Indebtedness, including indentures, Incurred to Refinance, substitute, supplement or add to (including increasing the amount available for borrowing or adding or removing any Person as a borrower or guarantor thereunder), in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such credit agreement or one or more successors to such credit agreement or one or more new credit agreements or other agreements, in each case to the extent not in contravention of the terms of the Intercreditor Agreement.

“First Lien Debt” means:

(1)  any Funded Debt Incurred on or after the date of the Intercreditor Agreement under the Revolving Credit Agreement (including letters of credit and reimbursement obligations with respect thereto) that was permitted to be Incurred and secured under each applicable Secured Debt Document (or as to which the lenders under the Revolving Credit Agreement or their First Lien Representative obtained an officers’ certificate at the time of Incurrence (or with respect to any revolving credit obligations, as the time of commitment) to the effect that such Funded Debt was permitted to be Incurred and secured by all applicable Secured Debt Documents);

(2)  any Funded Debt Incurred on or after the date of the Intercreditor Agreement under the First Lien Credit Agreement that was permitted to be Incurred and secured under each applicable Secured Debt Document (or as to which the lenders under the First Lien Credit Agreement or their First Lien Representative obtained an officers’ certificate at the time of Incurrence to the effect that such Funded Debt was permitted to be Incurred and secured by all applicable Secured Debt Documents); and

(3)  any other Funded Debt consisting of either (x) Funded Debt Incurred under any refinancing in whole of the Revolving Credit Agreement or (y) Funded Debt Incurred under any refinancing in whole of the First Lien Credit Agreement, in each case that is secured by a First Lien and that was permitted to be Incurred and permitted to be so secured under each applicable Secured Debt Document; provided, in the case of any Funded Debt referred to in this clause (3), that:

(a)  on or before the date on which such Funded Debt is Incurred by the Company, such Funded Debt is designated by the Company as “First Lien Debt” for the purposes of the Secured Debt Documents in a refinancing secured debt designation, in the form required under the Intercreditor Agreement, executed and delivered to the Collateral Agent and each then existing Secured Debt Representative, and after the execution and delivery of such a refinancing secured debt designation, the Secured Debt Document governing such Funded Debt will be deemed to be the Revolving Credit Agreement or the First Lien Credit Agreement under the Intercreditor Agreement, as applicable; provided, that no Funded Debt may be simultaneously designated as more than one of First Lien Debt, Second Lien Debt and Third Lien Debt;

(b)  unless the Secured Debt Representative for such Funded Debt is already party to the Intercreditor Agreement as the Revolving Agent or the First Lien Administrative Agent, as applicable, such Secured Debt Representative for such Funded Debt executes and delivers an intercreditor joinder, in the form required under the Intercreditor Agreement, to the Collateral Agent and each then existing Secured Debt Representative, and after the execution and delivery of such an intercreditor joinder, such Secured Debt Representative will be deemed to be the Revolving Agent or the First Lien Administrative Agent under the Intercreditor Agreement, as applicable;

(c)  with respect to any real property Collateral, the Company and each of the other Grantors will take actions of a similar nature as described in the Intercreditor Agreement;

(d)  all such Funded Debt Incurred under clause (3)(x) above, together with the First Lien Debt, if any, that remains outstanding under the Revolving Credit Agreement (i) will vote as a single class on all matters as directed by an Act of Required Secured Parties (as defined in the Intercreditor Agreement) and (ii) will not provide for different payment or lien priorities among various tranches of such Funded Debt and any such First Lien Debt, if any, that remains outstanding under the Revolving Credit Agreement; and

(e)  all such Funded Debt Incurred under clause (3)(y) above, together with the First Lien Debt, if any, that remains outstanding under the First Lien Credit Agreement (i) will vote as a single class on all matters as directed by the Requisite Lenders (as defined in the First Lien Credit Agreement) and (ii) will not provide for different payment or lien priorities among various tranches of such Funded Debt and any such First Lien Debt, if any, that remains outstanding under the First Lien Credit Agreement.

For the avoidance of doubt, Hedging Obligations and Bank Product Obligations do not constitute First Lien Debt but may constitute First Lien Obligations.

“First Lien Documents” means the Revolving Credit Agreement, the First Lien Credit Agreement, any other agreements pursuant to which any First Lien Debt is Incurred and the First Lien Security Documents.

“First Lien Obligations” means the First Lien Debt and all other Obligations in respect of First Lien Debt including, without limitation, any Post-Petition Interest whether or not allowable, together with all Hedging Obligations, all Bank Product Obligations and all guarantees of any of the foregoing.  In addition to the foregoing, all obligations owing to the Collateral Agent in its capacity as such, whether pursuant to the Intercreditor Agreement or one or more of the First Lien Documents, Second Lien Documents or Third Lien Documents, will in each case be deemed to constitute First Lien Obligations (with the obligations described in this sentence being the “collateral agent obligations”), which collateral agent obligations will be entitled to the priority provided in the Intercreditor Agreement.

“First Lien Representative” means:

(1)   in the case of the Revolving Credit Agreement, the Revolving Agent; and

(2)   in the case of the First Lien Credit Agreement, the First Lien Administrative Agent.

“First Lien Secured Parties” means the holders of First Lien Obligations, each First Lien Representative and the Collateral Agent.

“First Lien Security Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Agent, for the benefit of any of the First Lien Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“Funded Debt” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)   in respect of borrowed money or advances; and

(2)   evidenced by loan agreements, bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof).

For the avoidance of doubt, “Funded Debt” will not include Hedging Obligations or Bank Product Obligations.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in

(1)                                 the “Accounting Standards Codification” of the Financial Accounting Standards Board;

(2)                                 such other statements by such other entity as approved by a significant segment of the accounting profession; and

(3)                                 the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Global Security” means each of the Securities issued in the global form set forth in Exhibit A.

“Governmental Authorities” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court or arbitrator, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank and whether public or private).

“Grantors” means the Company, the Subsidiary Guarantors and any other Person (if any) that at any time provides collateral security for any Secured Obligations and executes a joinder agreement.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)                                 to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)                                 entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Guaranty Agreement” means a supplemental indenture, in a form reasonably satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company’s obligations under this Indenture with respect to the Securities on the terms provided for in Article 10 of this Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

“Holder” means the Person in whose name a Security is registered on the Registrar’s books.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary.  The term “Incurrence” when used as a noun shall have a correlative meaning.  Solely for purposes of determining compliance with Section 4.03 and Section 4.10:

(1)                                 the accrual of interest, the accretion or amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

(2)                                 the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument, the reclassification of a lease as Indebtedness solely due to a change in accounting principles, or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; and

(3)                                 the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness in each case will not be deemed to be the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)                                 indebtedness of such Person for money borrowed and indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2)                                 all Capital Lease Obligations of such Person, all Synthetic Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

(3)                                 all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);

(4)                                 all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

(5)                                 the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends);

(6)                                 all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(7)                                 all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured; and

(8)                                 to the extent not otherwise included in this definition, Hedging Obligations of such Person.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Indebtedness” excludes post-closing payment adjustments to which the sellers may become entitled to the extent such payment is determined by reference to a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above but without duplication or double-counting of any Indebtedness described in two or more clauses above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Qualified Party” means an investment banking firm, accounting firm or valuation or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

“Insolvency or Liquidation Proceeding” means:

(1)   any voluntary or involuntary case commenced by or against the Company or any other Grantor under the Bankruptcy Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization, receivership, liquidation or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)   any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)   any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intercreditor Agreement” means that certain Intercreditor Agreement, to be entered into on the Issue Date, by and among, the Company, the Subsidiaries of the Company identified therein as Subsidiary Guarantors, Wells Fargo Bank, N.A., as Administrative Agent under the Revolving Credit Agreement, Goldman Sachs Bank USA, as Administrative Agent under the First Lien Term Loan,                         , as Administrative Agent under the Second Lien Term Loan, and the Trustee, as amended, extended, renewed, restated, replaced, supplemented, modified or otherwise changed from time to time.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person.  If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time.  The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time.  Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of “Unrestricted Subsidiary”, the definition of “Restricted Payment” and Section 4.04, “Investment” shall include:

(1)                                 the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2)                                 any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

“Issue Date” means August 18, 2014.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

(1)                                 all direct costs relating to such Asset Disposition, including, without limitation, legal, investment banking, accounting, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2)                                 except to the extent such Asset Disposition involved the disposition of Collateral, all payments (whether principal, interest, premium or other) made on any Indebtedness which is secured by any assets subject to such Asset Disposition or required to be repaid as a result of the Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets or other agreement with respect to such Indebtedness, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3)                                 all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition;

(4)                                 the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including indemnification liabilities, purchase price adjustments, and employee benefit plan liabilities; and

(5)                                 any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of that escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary.

“Net Cash Proceeds”, with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“New Warrants” means the warrants to be issued on the Issue Date by the Company pursuant to the Warrant Agreement.

“Note Documents” means, collectively, this Indenture, the Securities and the Third Lien Security Documents securing the Obligations in respect thereof.

“Notes Obligations” means with respect to the Securities, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the Securities, this Indenture, the Security Documents and the Intercreditor Agreement.

“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the applicable Secured Debt Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Secured Obligations.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers, one of whom must be the principal executive officer, the principal financial officer, the controller, the treasurer, the assistant treasurer or the principal accounting officer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company.

“Permitted Acquisition” means the acquisition by the Company or any Restricted Subsidiary of all or substantially all of the assets of a Person, a line of business or division of a Person or not less than 100% of the Capital Stock of a Person (the “Acquired Entity”); provided that (a) such acquisition was not preceded by an unsolicited tender offer for such Capital Stock by, or proxy contest initiated by, the Company or any Subsidiary of the Company; (b) the Acquired Entity or the assets, line of business or division acquired shall be in a similar line of business as that of the Company and its Subsidiaries as conducted during the current and most recent calendar year; (c) (i) the Acquired Entity or division is located, and substantially all of its operations are conducted, in the United States of America or (ii) substantially all of the assets acquired are located in the United States; (d) at the time of such transaction both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and (e) the Company shall have delivered to the Trustee a certificate of the chief financial officer of the Company confirming compliance with clauses (a) through (d) above, together with all relevant financial information for the Acquired Entity, acquired line of business or division or acquired assets and reasonably detailed calculations demonstrating satisfaction of the requirements set forth in clauses (a) through (d) above.

“Permitted Collateral Liens” means:

(1)   Liens on the Collateral that are described in one or more of clauses (3), (4), (5), (6) (but only to the extent such Hedging Obligations constitute First Lien Obligations or Second Lien Obligations), (8) and (11) through (18) of the definition of “Permitted Liens”;

(2)   First Liens securing First Lien Debt and all related First Lien Obligations in an aggregate amount (as of the date of Incurrence of any First Lien Debt and after giving pro forma effect to the application of net proceeds therefrom) not exceeding the First Lien Cap;

(3)   Second Liens securing Second Lien Debt and all related Second Lien Obligations in an aggregate amount (as of the date of Incurrence of any Second Lien Debt and after giving pro forma effect to the application of net proceeds therefrom) not exceeding Second Lien Cap; and

(4)   Third Liens securing Third Lien Debt and all related Third Lien Obligations in an aggregate amount (as of the date of Incurrence of any Third Lien Debt and after giving pro forma effect to the application of net proceeds therefrom) not exceeding the Third Lien Cap.

Permitted Collateral Liens shall include any extension, renewal, refinancing, refunding, or replacement, in whole or in part, of any Lien described in the immediately preceding sentence; provided that any such extension, renewal, refinancing, refunding, or replacement will be no more restrictive in any material respect than the Lien so extended, renewed or replaced and will not extend in any material respect to any additional property or assets; provided, further, that the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (1) through (4) of this definition at the time the original Lien became a Permitted Collateral Lien under this Indenture, (ii) with respect to clause (4) of this definition, any accrued and unpaid PIK Interest on the Securities, and (iii) an amount necessary to pay any accrued interest and fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

“Permitted ESOP Transactions” means the redemption or repurchase for value of any Capital Stock of the Company as a result of distributions by the ESOT to participants in the ESOP to satisfy requirements under applicable law, including Section 401(a)(28) of the Code, and in connection with diversification of participants’ interests, participant hardship withdrawals or participant loans.

“Permitted Holder” means the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Trust, ASOF II Investments, LLC and its Affiliates and Phoenix Investment Adviser, LLC and its Affiliates.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1)                                 the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

(2)                                 another Person, if as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Related Business;

(3)                                 cash and Temporary Cash Investments;

(4)                                 receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)                                 payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

(6)                                 loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, not to exceed $1,000,000 in the aggregate outstanding at any one time;

(7)                                 stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(8)                                 any Person to the extent such Investment represents the non-cash portion of the consideration received for (i) an Asset Disposition as permitted pursuant to Section 4.06 or (ii) a disposition of assets not constituting an Asset Disposition;

(9)                                 any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(10)                          any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(11)                          any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under Section 4.03 and Section 4.10; and

(12)                          any Person to the extent such Investment exists on the Issue Date, and any extension, modification or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities), in each case, pursuant to the terms of such Investment as in effect on the Issue Date.

“Permitted Liens” means, with respect to any Person:

(1)                                 Liens securing Indebtedness Incurred pursuant to Sections 4.03(b)(13) or 4.03(b)(15) to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(2)                                 Liens existing on the Issue Date (other than Permitted Collateral Liens);

(3)                                 Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Restricted Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided, further, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(4)                                 Liens on property at the time such Person or any of its Restricted Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Restricted Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided, further, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(5)                                 Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Subsidiary Guarantor permitted to be Incurred in accordance with Section 4.03;

(6)                                 Liens securing Hedging Obligations so long as such Hedging Obligations are permitted to be Incurred under this Indenture;

(7)                                 Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(8)                                 Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(9)                                 Liens in favor of the Company or any Subsidiary Guarantor or Liens on assets of a Restricted Subsidiary of the Company that is not a Subsidiary Guarantor in favor solely of another Restricted Subsidiary of the Company that is not a Subsidiary Guarantor;

(10)                          Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (1) through (4); provided, however, that:

(A)                               such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property or proceeds or distributions thereof); and

(B)                               the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (1) through (4) of this definition at the time the original Lien became a Permitted Lien under this Indenture and (ii) an amount necessary to pay any accrued interest and fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(11)                          Liens securing Indebtedness of Foreign Subsidiaries permitted to be Incurred under this Indenture, to the extent such Liens relate only to assets and properties of Foreign Subsidiaries and equity interests of Foreign Subsidiaries;

(12)                          zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiary;

(13)                          licenses, sublicenses, leases or subleases granted by the Company or any Restricted Subsidiary to third persons in the ordinary course of business not interfering in any material respect with the business of the Company or any Restricted Subsidiary;

(14)                          deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and the Liens in favor of issuers of the same;

(15)                          bankers’ Liens, rights of set-off and Liens arising out of judgments or awards in respect of which the Company or any Restricted Subsidiary shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings; provided that the aggregate amount of all such judgments or awards (and any cash and the fair market value of any property subject to such Liens) does not exceed $30,000,000 at any time outstanding;

(16)                          Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings and with respect to which the Company shall have set aside on its books adequate reserves in accordance with GAAP and such contest operates to suspend collection of the contested tax and enforcement of the applicable Lien;

(17)                          Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in good faith by appropriate proceedings and with respect to which the Company shall have set aside on its books adequate reserves in accordance with GAAP and such contest operates to suspend collection of the contested obligations and enforcement of the applicable Lien;

(18)                          pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations;

(19)                          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods; and

(20)                          other Liens securing obligations incurred in the ordinary course of business which obligations, in the aggregate, do not exceed $5,000,000 at any time.

“Permitted Prior Lien” means any Lien that has priority over the Lien of the Collateral Agent for the benefit of the First Lien Secured Parties which Lien was permitted under each First Lien Document.

“Permitted Subordinated Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary (a) that is not Secured Debt, (b) that constitutes Subordinated Obligations, (c) that is not Incurred while a Default exists, (d) the Incurrence of which would not result in a Default and (e) that does not mature and does not require any payment of principal prior to the final maturity date of the Securities.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“PIK Interest” means interest payable by increasing the principal amount of the Securities or by issuing PIK Notes.

“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the First Lien Documents, Second Lien Documents or Third Lien Documents, as applicable, continue to accrue after the commencement of any Insolvency of Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Code or in any such Insolvency or Liquidation Proceeding.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time. References to the “principal amount” of the Securities include any increase in the principal amount of the outstanding Securities as a result of an interest payment with respect to the Securities made by increasing the outstanding principal amount of the Securities.

“Qualified Capital Stock” of a Person means Capital Stock of such Person other than Disqualified Stock; provided, however, that such Capital Stock shall not be deemed Qualified Capital Stock to the extent sold to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, in respect of any employee stock ownership or benefit plan).  Unless otherwise specified, Qualified Capital Stock refers to Qualified Capital Stock of the Company.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1)                                 such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

(2)                                 such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

(3)                                 such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

(4)                                 if the Indebtedness being Refinanced is subordinated in right of payment to the Securities or a Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Securities at least to the same extent as the Indebtedness being Refinanced; and

(5)                                 other than with respect to Refinancing Indebtedness which Refinances the Existing Unsecured Notes, such Refinancing Indebtedness shall not be secured by a Lien with a greater priority than the Lien securing, or secured by a Lien on assets that did not secure, the Indebtedness being Refinanced.

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary (other than a Subsidiary Guarantor) that Refinances Indebtedness of the Company or a Subsidiary Guarantor or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Registrar” means Wilmington Trust, National Association until a successor replaces it and, thereafter, means the successor.

“Related Business” means any business in which the Company or any of the Restricted Subsidiaries was engaged on the Issue Date, any business reasonably related, ancillary or complementary to such business and any business providing products or services to any government, governmental authority or agency, department or bureau thereof.

“Restricted Payment” with respect to any Person means:

(1)                                 the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment (a) in connection with any merger or consolidation involving such Person or (b) to a director, officer or employee of the Company or of any Restricted Subsidiary in connection with any long-term incentive plan) or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary that is not a

Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(2)                                 the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Company held by any Person (other than by a Restricted Subsidiary) or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than by a Restricted Subsidiary), including (a) in connection with any merger or consolidation or(b) the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

(3)                                 the principal payment on or with respect to, or the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of, any Indebtedness, including any Subordinated Obligations, but excluding any Secured Debt, of the Company or any Subsidiary Guarantor (other than from the Company or a Restricted Subsidiary); or

(4)                                 the making of any Investment (other than a Permitted Investment) in any Person.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Revolving Agent” means Wells Fargo Bank, N.A., in its capacity as administrative agent under the Revolving Credit Agreement, together with its successors in such capacity.

“Revolving Credit Agreement” means that certain credit agreement, to be entered into on the Issue Date, by and among, the Company, the Subsidiaries of the Company identified therein as Subsidiary Guarantors, the lenders from time to time party thereto, and Wells Fargo Bank, N.A., as Administrative Agent and Collateral Agent, together with the related documents thereto (including the revolving loans thereunder, any letters of credit and reimbursement obligations related thereto, and any guarantees and security documents), as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any one or more other agreements (and related documents) governing Indebtedness, including indentures, Incurred to Refinance, substitute, supplement or add to (including increasing the amount available for borrowing or adding or removing any Person as a borrower or guarantor thereunder), in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such credit agreement or one or more successors to such credit agreement or one or more new credit agreements or other agreements, in each case to the extent not in contravention of the terms of the Intercreditor Agreement.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Lien Administrative Agent” means Wilmington Trust, National Association, in its capacity as administrative agent under the Second Lien Credit Agreement, together with its successors in such capacity.

“Second Lien” means a Lien granted, or purported to be granted, by a Security Document to the Collateral Agent, at any time, upon any property of the Company or any other Grantor to secure Second Lien Obligations.

“Second Lien Cap” means at any date, the sum of:

(1)  the aggregate principal amount of Second Lien Obligations Incurred under the Second Lien Credit Agreement up to, but not in excess of, $70,000,000 less the amount of all permanent repayments and prepayments thereunder; plus

(2)  amounts in respect of interest (including capitalized interest), fees and premiums, if any, on Second Lien Obligations; plus

(3)  Hedging Obligations and Bank Product Obligations that are Second Lien Obligations; plus

(4)  if there is an Insolvency or Liquidation Proceeding, $30,000,000 solely for a DIP Financing, to the extent permitted by the Intercreditor Agreement; plus

(5)  all other Second Lien Obligations that are not of the type included in clauses (1) through (4) above.

“Second Lien Credit Agreement” means the Second Lien Credit Agreement (as amended, supplemented, amended and restated or otherwise modified from time to time, including any refinancing in whole thereof if such refinancing credit agreement has been designated in accordance with the terms of the Intercreditor Agreement) among the Company, the Affiliates of the Company named therein, the Second Lien Administrative Agent and the lenders party thereto.

“Second Lien Debt” means:

(1)   any Funded Debt Incurred on or after the date of the Intercreditor Agreement under the Second Lien Credit Agreement that was permitted to be Incurred and secured under each applicable Secured Debt Document (or as to which the lenders under the Second Lien Credit Agreement or the Second Lien Administrative Agent obtained an Officers’ Certificate at the time of Incurrence to the effect that such Funded

Debt was permitted to be Incurred and secured by all applicable Secured Debt Documents); and

(2)   any other Funded Debt consisting of Funded Debt Incurred under any refinancing in whole of the Second Lien Credit Agreement that is secured by a Second Lien and that was permitted to be Incurred and permitted to be so secured under each applicable Secured Debt Document; provided, in the case of any Funded Debt referred to in clause (2) of this definition, that

(a)   on or before the date on which such Funded Debt is Incurred by the Company, such Funded Debt is designated by the Company as “Second Lien Debt” for the purposes of the Secured Debt Documents in a refinancing secured debt designation, in the form required under the Intercreditor Agreement, executed and delivered to the Collateral Agent and each then existing Secured Debt Representative, and after the execution and delivery of such a refinancing secured debt designation, the Secured Debt Document governing such Funded Debt will be deemed to be the Second Lien Credit Agreement; provided, that no Funded Debt may be simultaneously designated as more than one of First Lien Debt, Second Lien Debt and Third Lien Debt;

(b)   unless the Secured Debt Representative for such Funded Debt is already party to the Intercreditor Agreement as the Second Lien Administrative Agent, such Secured Debt Representative for such Funded Debt executes and delivers an intercreditor joinder, in the form required under the Intercreditor Agreement, to the Collateral Agent and each then existing Secured Debt Representative, and after the execution and delivery of such an Intercreditor Joinder, such Secured Debt Representative will be deemed to be the Second Lien Administrative Agent under the Intercreditor Agreement;

(c)   with respect to any real property Collateral, the Company and each of the other Grantors will take actions of a similar nature as described in the Intercreditor Agreement; and

(d)   all such Funded Debt Incurred under this clause (2), together with the Second Lien Debt, if any, that remains outstanding under the Second Lien Credit Agreement (i) will vote as a single class on all matters and (ii) will not provide for different payment or lien priorities among various tranches of such Funded Debt and any such Second Lien Debt, if any, that remains outstanding under the Second Lien Credit Agreement.

For the avoidance of doubt, Hedging Obligations and Bank Product Obligations do not constitute Second Lien Debt but may, after the Discharge of First Lien Obligations, constitute Second Lien Obligations.

“Second Lien Documents” means, the Second Lien Credit Agreement, any other agreement pursuant to which any Second Lien Debt is Incurred and the Second Lien Security Documents.

“Second Lien Obligations” means Second Lien Debt and all other Obligations in respect thereof including, without limitation, any Post-Petition Interest whether or not allowable, together with, after the Discharge of First Lien Obligations, all Hedging Obligations and Bank Product Obligations designated as Second Lien Obligations, and all guarantees of any of the foregoing.

“Second Lien Representative” means:

(1)   in the case of the Second Lien Credit Agreement, the Second Lien Administrative Agent; and

(2)   in the case of any other Series of Second Lien Debt, the trustee, agent or representative of the holders of such Series of Second Lien Debt who maintains the transfer register for such Series of Second Lien Debt and (a) is appointed as a representative of the Second Lien Debt (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Second Lien Debt (together with its successors in such capacity), and (b) who has executed a collateral trust joinder.

“Second Lien Secured Parties” means the holders of Second Lien Obligations and the Second Lien Administrative Agent.

“Second Lien Security Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Agent, for the benefit of any of the Second Lien Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and described above under the caption “—Intercreditor Agreement—Amendment of Security Documents”.

“Secured Debt” means First Lien Debt, Second Lien Debt and Third Lien Debt.

“Secured Debt Documents” means the First Lien Documents, the Second Lien Documents and the Third Lien Documents.

“Secured Debt Representative” means each First Lien Representative, the Second Lien Administrative Agent and the Trustee.

“Secured Obligations” means First Lien Obligations, Second Lien Obligations and Third Lien Obligations.

“Secured Parties” means the holders of Secured Obligations, the Secured Debt Representatives and the Collateral Agent.

“Securities” means the Third-Lien Senior Secured Notes due 2020 issued under this Indenture and any PIK Notes (including any Private Exchange Securities and Exchange Securities).

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Documents” means the Intercreditor Agreement, each intercreditor joinder (in the form required under the Intercreditor Agreement), each First Lien Security Document, each Second Lien Security Document and each Third Lien Security Document, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Senior Indebtedness” means with respect to any Person:

(1)                                 Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

(2)                                 all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the Securities or the Subsidiary Guaranty of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

(A)                               any obligation of such Person to the Company or any Subsidiary;

(B)                               any liability for federal, state, local or other taxes owed or owing by such Person;

(C)                               any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(D)                               any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(E)                                that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.

“Series A Preferred Stock” means the Series A Preferred Stock of the Company to be issued on the Issue Date, as may be amended, extended, renewed, restated, refunded, redeemed, repurchased, replaced, refinanced, supplemented or modified in whole or in part from time to time.

“Series of First Lien Debt” means, severally, Funded Debt under the Revolving Credit Agreement and Funded Debt under the First Lien Credit Agreement. For the avoidance of doubt, all reimbursement obligations in respect of letters of credit issued pursuant to a First Lien Document will be part of the same Series of First Lien Debt as all other First Lien Debt Incurred pursuant to such First Lien Document.

“Series of Second Lien Debt” means, severally, Funded Debt under the Second Lien Credit Agreement and each other issue or series of Second Lien Debt for which a single transfer register is maintained. For the avoidance of doubt, all reimbursement obligations in respect of letters of credit issued pursuant to a Second Lien Document shall be part of the same Series of Second Lien Debt as all other Second Lien Debt Incurred pursuant to such Second Lien Document.

“Series of Secured Debt” means, severally, each Series of First Lien Debt, Funded Debt under the Second Lien Credit Agreement and the Securities.

“Series of Third Lien Debt” means, severally, the Securities and each other issue or series of Third Lien Debt for which a single transfer register is maintained. For the avoidance of doubt, all reimbursement obligations in respect of letters of credit issued pursuant to a Third Lien Document shall be part of the same Series of Third Lien Debt as all other Third Lien Debt Incurred pursuant to such Third Lien Document.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Stockholders’ Agreement” means that certain Alion Science and Technology Corporation Stockholders’ Agreement, to be dated as of the Issue Date.

“Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities or a Subsidiary Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.

“Subsidiary Guarantor” means each Subsidiary of the Company that executes this Indenture as a guarantor on the Issue Date and each other Subsidiary of the Company that thereafter guarantees the Securities pursuant to the terms of this Indenture.

“Subsidiary Guaranty” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Securities.

“Synthetic Lease” means, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” shall mean, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

“Temporary Cash Investments” means any of the following:

(1)                                 any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(2)                                 investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Section 3(a)(62) of the Exchange Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(3)                                 repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4)                                 investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of

America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to Standard and Poor’s;

(5)                                 investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s or “A” by Moody’s; and

(6)                                 investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

“Third Lien” means a Lien granted, or purported to be granted, by a Security Document to the Collateral Agent, at any time, upon any property of the Company or any other Grantor to secure Third Lien Obligations.

“Third Lien Cap” means at any date, the sum of:

(1)  the aggregate principal amount of Third Lien Obligations Incurred under the Indenture up to, but not in excess of, $210,986,000 less the amount of all permanent repayments and prepayments thereunder; plus

(2)  amounts in respect of interest (including capitalized interest and any PIK Notes issued from time to time to pay PIK Interest on the Securities in accordance with the terms of the Indenture), fees and premiums, if any, on Third Lien Obligations; plus

(3)  if there is an Insolvency or Liquidation Proceeding, $30,000,000 solely for a DIP Financing, to the extent permitted pursuant to the provisions of the Intercreditor Agreement, plus

(4)  all other Third Lien Obligations that are not of the type included in clauses (1) through (3) above.

“Third Lien Debt” means:

(1)  the Securities issued on the date of the Intercreditor Agreement and any PIK Notes issued from time to time to pay PIK Interest on the Securities in accordance with the terms of the Indenture; and

(2)  any other Funded Debt consisting of Funded Debt Incurred under any refinancing in whole of the Securities that is secured by a Third Lien and that was permitted to be Incurred and permitted to be so secured under each applicable Secured Debt Document; provided, in the case of any Funded Debt referred to in clause (2) of this definition, that:

(a)  on or before the date on which such Funded Debt is Incurred by the Company, such Funded Debt is designated by the Company as “Third Lien Debt” for the purposes of the Secured Debt Documents in a refinancing secured debt designation, in the form required under the Intercreditor Agreement, executed and delivered to the Collateral Agent and each then existing Secured Debt Representative, and after the execution and delivery of such a refinancing secured debt designation, the Secured Debt Document governing such Funded Debt will be deemed to be the indenture; provided, that no Funded Debt may be simultaneously designated as more than one of First Lien Debt, Second Lien Debt and Third Lien Debt;

(b)  unless the Secured Debt Representative for such Funded Debt is already party to the Intercreditor Agreement as the Trustee, such Secured Debt Representative for such Funded Debt executes and delivers an intercreditor joinder, in the form required under the Intercreditor Agreement, to the Collateral Agent and each then existing Secured Debt Representative, and after the execution and delivery of such an intercreditor joinder, such Secured Debt Representative will be deemed to be the Trustee under the Intercreditor Agreement;

(c)  with respect to any real property Collateral, the Company and each of the other Grantors will take actions of a similar nature as described in the Intercreditor Agreement; and

(d)  all such Funded Debt Incurred under this clause (2), together with the Third Lien Debt, if any, that remains outstanding under the indenture (i) will vote as a single class on all matters and (ii) will not provide for different payment or lien priorities among various tranches of such Funded Debt and any such Third Lien Debt, if any, that remains outstanding under the indenture.

“Third Lien Documents” means, collectively, the Note Documents, any other agreement pursuant to which any Third Lien Debt is Incurred and the Third Lien Security Documents.

“Third Lien Obligations” means Third Lien Debt and all other Obligations in respect thereof including, without limitation, any Post-Petition Interest whether or not allowable, and all guarantees of any of the foregoing.

“Third Lien Representative” means:

(1)  in the case of the Securities, the Trustee; and

(2)  in the case of any other Series of Third Lien Debt, the trustee, agent or representative of the holders of such Series of Third Lien Debt who maintains the transfer register for such Series of Third Lien Debt and (a) is appointed as a representative of the Third Lien Debt (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Third Lien Debt (together with its successors in such capacity), and (b) who has executed a collateral trust joinder.

“Third Lien Secured Parties” means the holders of Third Lien Obligations, the Trustee and the Collateral Agent.

“Third Lien Security Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Agent, for the benefit of any of the Third Lien Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture.

“Total Assets” means the total assets of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Company.

“Trustee” means Wilmington Trust, National Association until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means (1) any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or other officer of the Trustee who customarily performs functions similar to those performed by the Person who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and (2) who shall have direct responsibility for the administration of this Indenture.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means:

(1)                                 any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2)                                 any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04.  The Board of Directors of the Company may

designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (B) no Default shall have occurred and be continuing.  Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

Except as described in Section 4.03, whenever it is necessary to determine whether the Company has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Warrant Agreement” means that certain warrant agreement to be entered into on the Issue Date by and between the Company and Wilmington Trust, National Association, as warrant agent.

“Warrants” means the New Warrants and the warrants issued by the Company pursuant to a warrant agreement dated as of March 22, 2010.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

SECTION 1.02.           Other Definitions.

Term	Defined in Section
“Appendix”	2.01
“Affiliate Transaction”	4.07(a)
“Bankruptcy Law”	6.01
“Cash Interest”	Exhibit A
“Change of Control Offer”	4.09(b)
“covenant defeasance option”	8.01(b)
“Custodian”	6.01
“Event of Default”	6.01
“Guaranteed Obligations”	10.01
“Initial Lien”	4.10
“legal defeasance option”	8.01(b)
“Offer”	4.06(b)
“Offer Amount”	4.06(c)(2)
“Offer Period”	4.06(c)(2)
“Paying Agent”	2.03
“PIK Notes”	Exhibit A
“Purchase Date”	4.06(c)(1)
“Registrar”	2.03
“Successor Company”	5.01(a)(1)

Capitalized terms not defined in Sections 1.01 and 1.02 have the meanings assigned to them in the Appendix.

SECTION 1.03.           Incorporation by Reference of Trust Indenture Act.  This Indenture will be subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture.  The following TIA terms have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Securities and the Subsidiary Guarantees;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company, each Subsidiary Guarantor and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04.           Rules of Construction.  Unless the context otherwise requires:

(1)                                 a term has the meaning assigned to it;

(2)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                 “or” is not exclusive;

(4)                                 “including” means including without limitation;

(5)                                 words in the singular include the plural and words in the plural include the singular;

(6)                                 unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(7)                                 secured Indebtedness shall not be deemed to be subordinate or junior in right of payment to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;

(8)                                 the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(9)                                 the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

(10)                          all references to the date the Securities were originally issued shall refer to the Issue Date.

Article 2

The Securities

SECTION 2.01.           Form and Dating.  Provisions relating to the Private Exchange Securities are set forth in the Rule 144A/Regulation S/IAI Appendix attached hereto (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture.  The Private Exchange Securities shall be in substantially the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture.  The Securities (other than the Private Exchange Securities), the Exchange Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A to this Indenture which is hereby incorporated in, and expressly made a part of, this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication.  The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture.

SECTION 2.02.           Execution and Authentication.  At least one Officer shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall, upon a written order of the Company signed by at least one Officer, authenticate and deliver Securities for original issue in an aggregate principal amount specified therein.  Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03.           Registrar and Paying Agent.  The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”).  The Registrar shall keep a register of the Securities and of their transfer and exchange.  The Company may have one or more co-registrars and one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA.  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee of the name and address of any such agent.  If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.  The Company or any Wholly Owned Subsidiary incorporated or organized within the United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

SECTION 2.04.           Paying Agent To Hold Money and PIK Notes in Trust.  Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and Cash Interest, and increase the principal amount of the Securities or issue PIK Notes to pay PIK Interest, when so becoming due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or Cash Interest, and all PIK Notes held by the Paying Agent for the payment of PIK Interest, on the Securities and shall notify the Trustee of any default by the Company in making any such payment.  If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent.  Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05.           Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders and the Company shall otherwise comply with TIA § 312(a).

SECTION 2.06.           Transfer and Exchange.  The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer.  When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(a) of the Uniform Commercial Code are met.  When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer that may be imposed under this

Indenture with respect to the Securities or under applicable law, other than to require delivery of such certificates, documentation or other evidence as are expressly required by, and to do so if and when expressly required by, this Indenture.  The Trustee shall have no responsibility for any actions taken or not taken by the Registrar.

SECTION 2.07.           Replacement Securities.  If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee.  If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced.  The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

Every replacement Security is an additional Notes Obligation of the Company.

SECTION 2.08.           Outstanding Securities.  Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding.  A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.           Temporary Securities.  Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities.  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

SECTION 2.10.           Cancellation.  The Company at any time may deliver Securities to the Trustee for cancellation.  The Registrar and the

Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company.  The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.11.           Defaulted Interest.  If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner.  The Company may pay the defaulted interest to the persons who are Holders on a subsequent special record date.  The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12.           CUSIP Numbers, ISINs, etc.  The Company in issuing the Securities may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company shall advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities.

Article 3

Redemption

SECTION 3.01.           Notices to Trustee.  If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed.

The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period.  Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

SECTION 3.02.           Selection of Securities to Be Redeemed.  If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed on a pro rata basis (or, in the case of Securities issued in global form in a manner consistent with procedures established by the Depository, if applicable) to the extent practicable, unless the Securities are listed on any national securities exchange (and the Company shall notify the Trustee of any such listing), in which case the Trustee shall, to the extent permitted by the Depository, select Securities for redemption in accordance with the rules and requirements of such exchange.  The Trustee shall make the selection from outstanding Securities not previously called for redemption.  The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1.00.  Securities and portions of them the Trustee selects shall be in minimum principal amounts of $1.00 and in integral multiples of $1.00 in excess thereof.  Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.  The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.03.           Notice of Redemption.  At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail, or deliver electronically if held by the Depository, to each Holder of Securities to be redeemed at such Holder’s registered address.

Notice of redemption may not be conditional. The notice shall identify the Securities to be redeemed and shall state:

(1)                                 the redemption date;

(2)                                 the redemption price;

(3)                                 the name and address of the Paying Agent;

(4)                                 that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5)                                 if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6)                                 that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7)                                 the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed; and

(8)                                 that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Securities.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense.  In such event, the Company shall provide the Trustee with the information required by this Section at least five (5) Business Days prior to the date of giving such notice of redemption (or such shorter period of time that is acceptable to the Trustee).

SECTION 3.04.           Effect of Notice of Redemption.  Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice.  Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), and such Securities shall be canceled by the Trustee.  Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05.           Deposit of Redemption Price.  Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) an amount of money in same day funds sufficient to pay the redemption price of and accrued Cash Interest on all Securities (including any PIK Notes or any increased principal amount of Securities sufficient to pay accrued PIK Interest) to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

SECTION 3.06.           Securities Redeemed in Part.  If any Securities that are redeemed in part are held in individual certificated form, upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered. In the event of a partial redemption of Securities represented by a Global Security, promptly after the partial redemption, the Trustee shall reduce the principal amount of the Global Security by the amount of the partial redemption and accordingly note such outstanding principal reduction on the Global Security and deliver a copy of such notation to the Company.

Article 4

Covenants

SECTION 4.01.           Payment of Securities.  The Company shall promptly pay the principal of and Cash Interest, and increase the principal amount of the Securities or issue PIK Notes to pay the PIK Interest, on the Securities on the dates and in the manner provided in the Securities and in this Indenture.  Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds as of 12:00 noon New York City time in accordance with this Indenture an amount of money in same day funds sufficient to pay all principal and Cash Interest then due and any PIK Notes or any increased principal amount of Securities sufficient to pay all PIK Interest then due.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02.           SEC Reports.  Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC (to the extent the SEC will accept such filings) and, in any event, will provide the Trustee and Holders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filings of such information, documents and other reports under such Sections and containing all the information, audit reports and exhibits required for such reports.  If the SEC will not accept such filings for any reason, the Company shall post the reports specified in the preceding sentence on its website, in addition to providing such information to the Trustee and the Holders, within the time periods that would apply if the Company were required to file those reports with the SEC.

At any time that any of the Company’s Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

In addition, the Company shall furnish to the Holders of Private Exchange Securities and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Private Exchange Securities are not freely transferable under the Securities Act.  The Company also shall comply with the other provisions of TIA § 314(a).

If the Company lists any of the Securities for trading on any national securities exchange, the Company shall notify the Trustee of such listing.

SECTION 4.03.           Limitation on Indebtedness.  (a)  The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and the Subsidiary Guarantors shall be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis the Consolidated Coverage Ratio exceeds 2.0 to 1.0.

(b)                                 Notwithstanding Section 4.03(a), the Company and the Restricted Subsidiaries shall be entitled to Incur any or all of the following Indebtedness:

(1)                                 Indebtedness Incurred by the Company or any Subsidiary Guarantor pursuant to the Revolving Credit Agreement and the First Lien Credit Agreement; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed the First Lien Cap;

(2)                                 Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon,  (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities, and (C) if a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such Subsidiary Guarantor with respect to its Subsidiary Guaranty;

(3)                                 Indebtedness Incurred by the Company or any Subsidiary Guarantor pursuant to the Second Lien Credit Agreement in an aggregate amount at any one time outstanding under this Section 4.03(b)(3) not to exceed the Second Lien Cap;

(4)                                 (a) the Third Lien Debt in an aggregate amount at any time outstanding under this Section 4.03(b)(4)(a) not to exceed the Third Lien Cap and (b) the Series A Preferred Stock issued on the Issue Date;

(5)                                 Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this Section 4.03(b));

(6)                                 Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with or in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, the Company would have been entitled to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a);

(7)                                 Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.03(a) or pursuant to clauses (4), (5) or (6) of this Section 4.03(b) or this clause (7); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Restricted Subsidiary Incurred pursuant to clause (6), such Refinancing Indebtedness shall be Incurred only by such Restricted Subsidiary;

(8)                                 Hedging Obligations consisting of Interest Rate Agreements (and renewals thereof) directly related to Indebtedness permitted to be Incurred by the Company and its Restricted Subsidiaries pursuant to this Indenture;

(9)                                 obligations in respect of performance, bid, appeal and surety bonds and completion guarantees and other similar obligations provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(10)                          Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within thirty days of its Incurrence;

(11)                          the Guarantee by the Company or any of the Subsidiary Guarantors of Indebtedness of the Company or a Subsidiary Guarantor and the guarantee by any Subsidiary of the Company that is not a Subsidiary Guarantor of Indebtedness of another Subsidiary of the Company that is not a Subsidiary Guarantor, in each case, to the extent that the guaranteed Indebtedness was otherwise permitted to be Incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Securities, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(12)                          Indebtedness of any Foreign Subsidiary to the extent Incurred for working capital purposes; provided that the aggregate amount of all Indebtedness outstanding at any time pursuant to this clause (12) shall not exceed $25,000,000;

(13)                          Indebtedness of the Company or any Subsidiary Guarantor Incurred to finance the acquisition, construction or improvement of any fixed or capital assets, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (a) such Indebtedness is Incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (b) the aggregate principal amount of Indebtedness outstanding at any time pursuant to this clause (13), when taken together with the aggregate principal amount of all Capital Lease Obligations and Synthetic Lease Obligations outstanding at such time pursuant to the immediately succeeding clause (14), shall not exceed $25,000,000;

(14)                          Capital Lease Obligations and Synthetic Lease Obligations of the Company or any Subsidiary Guarantor; provided that the aggregate amount of all Capital Lease Obligations and Synthetic Lease Obligations outstanding at any time pursuant to this clause (14), when taken together with the aggregate principal amount of Indebtedness outstanding at such time pursuant to the immediately preceding clause (13), shall not exceed $25,000,000;

(15)                          Permitted Subordinated Indebtedness of the Company or any Subsidiary Guarantor Incurred to (a) finance a Permitted ESOP Transaction, (b) finance a Permitted Acquisition or (c) refinance existing Indebtedness of a Person that becomes a Wholly-Owned Subsidiary of the Company as a result of a Permitted Acquisition (so long as such Indebtedness is not Incurred in contemplation of the applicable Permitted Acquisition); provided that the aggregate amount of all Permitted Subordinated Indebtedness outstanding at any time pursuant to this clause (15) shall not exceed $35,000,000;

(16)                          Indebtedness of the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit, bank guarantees, warehouse receipts or similar instruments issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided that upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence;

(17)                          Indebtedness arising from agreements of the Company or any Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-outs, or similar obligations, in each case, Incurred or assumed in connection with any business acquisition or any disposition of any business, assets or Subsidiary other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the total amount of such Indebtedness which may be Incurred with respect to any such transaction shall not exceed the gross proceeds including non-cash proceeds actually received by the Company or any Restricted Subsidiary in connection therewith;

(18)                          Indebtedness constituting obligations of the Company or any Restricted Subsidiary under deferred compensation agreements entered into in the ordinary course; provided that such obligations are satisfied (A) within 30 days of becoming due or (B) in connection with any delay of a payment earned pursuant to an award agreement under a long-term incentive plan, which delay is permitted under the terms of (or pursuant to a waiver or amendment of) such award agreement and long-term incentive plan, and which payment is permitted to be made under Section 4.04(b)(12); and

(19)                          Indebtedness of the Company or any Subsidiary Guarantor in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and the Subsidiary Guarantors outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (18) of this Section 4.03(b) or Section 4.03(a)) does not exceed $20,000,000.

(c)                                  Notwithstanding the foregoing, neither the Company nor any Restricted Subsidiary shall Incur any Indebtedness pursuant to Section 4.03(b) that is either subordinated to the First Lien Obligations or the Second Lien Obligations or if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Subsidiary Guarantor unless such Indebtedness shall be subordinated in right of payment to the Securities or the applicable Subsidiary Guaranty to at least the same extent as such Indebtedness is subordinated to the First Lien Obligations or the Second Lien Obligations or such Subordinated Obligations being Refinanced, as applicable.

(d)                                 For purposes of determining compliance with this Section 4.03:

(1)                                 in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and will only be required to include the amount and type of such Indebtedness in one of the above clauses;

(2)                                 the Company shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above;

(3)                                 any Indebtedness originally classified as Incurred pursuant to one of the clauses in Section 4.03(b) above (other than pursuant to Section 4.03(b)(1) and Section 4.03(b)(3)) may later be reclassified by the Company such that it will be deemed as having been Incurred pursuant to Section 4.03(a) above or another clause in Section 4.03(b), as applicable, to the extent that such reclassified Indebtedness could be Incurred pursuant to such new clause at the time of such reclassification; and

(4)                                 (a) Indebtedness under the Revolving Credit Agreement outstanding on the Issue Date will be deemed to have been Incurred on such date in reliance on the exception provided by Section 4.03(b)(1), (b) Indebtedness under the First Lien Credit Agreement outstanding on the Issue Date will be deemed to have been Incurred on such date in reliance on the exception provided by clause Section 4.03(b)(1) above and (c) Indebtedness under the Second Lien Credit Agreement outstanding on the Issue Date will be deemed to have been Incurred on such date in reliance on the exception provided by Section 4.03(b)(3), and, in each case, the Company shall not be permitted to reclassify all or any portion of such Indebtedness.

(e)                                  The Company will not Incur, and will not permit any Subsidiary Guarantor to Incur, any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Securities and the applicable Subsidiary Guaranty on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or any Subsidiary Guarantor solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

(f)                                   For purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement.  The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced will be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess will be determined on the date such Refinancing Indebtedness is Incurred.

SECTION 4.04.           Limitation on Restricted Payments.  (a)  The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(1)                                 a Default shall have occurred and be continuing (or would result therefrom);

(2)                                 the Company is not entitled to Incur an additional $1.00 of Indebtedness under Section 4.03(a); or

(3)                                 the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date (other than Restricted Payments made pursuant to clauses (1), (2), (4), (5), (6), (9), (11), (12), (13) and (15) of Section 4.04(b)) would exceed the sum of (without duplication):

(A)                               50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such

Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

(B)                               100% of the aggregate Net Cash Proceeds received by the Company (x) from the issuance or sale of its Qualified Capital Stock subsequent to the Issue Date, (y) as a contribution in respect of the outstanding Qualified Capital Stock of the Company by its stockholders subsequent to the Issue Date and (z) from optional employee contributions to the ESOP subsequent to the Issue Date; plus

(C)                               the amount by which Indebtedness of the Company is reduced on the Company’s balance sheet upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Capital Stock that constitutes Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

(D)                               an amount equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

(b)                                 The provisions of Section 4.04(a) shall not prohibit:

(1)                                 any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Qualified Capital Stock of the Company or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided, however, that the Net Cash

Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);

(2)                                 any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Refinancing Indebtedness of such Person which is permitted to be Incurred pursuant to Section 4.03;

(3)                                 dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.04; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or would result therefrom);

(4)                                 the declaration and payment of dividends on Disqualified Stock issued pursuant to Section 4.03; provided, however, that at the time of payment of such dividend, no Default shall have occurred and be continuing (or would result therefrom);

(5)                                 repurchases of Capital Stock deemed to occur upon exercise (including a cashless exercise) of stock options or warrants if such Capital Stock represents a portion of the exercise price of such options or warrants;

(6)                                 cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of this Section 4.04 (as determined in good faith by the Board of Directors or the Compensation Committee thereof);

(7)                                 in the event of a Change of Control, and if no Default shall have occurred and be continuing (or would result therefrom), the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or any Subsidiary Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such Subordinated Obligations, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company (or a third party to the extent permitted by this Indenture) has made a Change of Control Offer with respect to the Securities as a result of such Change of Control and has repurchased all Securities validly tendered and not withdrawn in connection with such Change of Control Offer;

(8)                                 [Intentionally omitted];

(9)                                 payments of intercompany Subordinated Obligations, the Incurrence of which was permitted under Section 4.03(b)(2); provided, however, that no Default shall have occurred and be continuing (or would result therefrom);

(10)                          in the event of an Asset Disposition that requires the Company to offer to repurchase Securities pursuant to Section 4.06, and if no Default shall have occurred and be continuing (or would result therefrom), the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or any Subsidiary Guarantor, in each case, at a purchase price not greater than 100% of the principal amount (or, if such Subordinated Obligations were issued with original issue discount, 100% of the accreted value) of such Subordinated Obligations, plus any accrued and unpaid interest thereon; provided, however, that (A) prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company has made an offer with respect to the Securities pursuant to the provisions of Section 4.06 and has repurchased all Securities validly tendered and not withdrawn in connection with such offer and (B) the aggregate amount of all such payments, purchases, redemptions, defeasances or other acquisitions or retirements of all such Subordinated Obligations may not exceed (x) the amount by which Net Available Cash was reduced as a result of the offer with respect to the Securities less (y) the Net Available Cash actually used to consummate the offer of the Securities (and any other Senior Indebtedness included in such offer);

(11)                          Permitted ESOP Transactions;

(12)                          so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, any payment to any director, officer or employee of the Company or of any Restricted Subsidiary in connection with any long-term incentive plan in an aggregate amount for all directors, officers and employees not to exceed $4,000,000 (as such amount may be increased from time to time pursuant to this clause (12) , the “LTIP Amount”) in any fiscal year; provided however, that on the first day of each fiscal year commencing after September 30, 2014 (each, a “Test Date”), (i) if the Consolidated EBITDA of the Company (the “Prior Year Consolidated EBITDA”) for the fiscal year most recently ended before the Test Date (the “Prior Year”) is greater than the Consolidated EBITDA (the “Comparative Year Consolidated EBITDA”) of the Company for the fiscal year ended September 30, 2013, the LTIP Amount shall be increased to an amount equal to the Prior Year Consolidated EBITDA divided by the Comparative Year Consolidated EBITDA multiplied by the LTIP Amount and (ii) unused amounts in any twelve-month period may be carried over to the succeeding twelve-month period;

(13)                          any purchase, repurchase, redemption, or other acquisition or retirement for value of the Existing Unsecured Notes, the Series A Preferred Stock or the Warrants, in each case not in contravention of the terms thereof in existence on the Issue Date; provided that any such Existing Unsecured Notes,

Series A Preferred Stock or Warrants so acquired, repurchased or redeemed are promptly retired;

(14)                          [Intentionally omitted];

(15)                          any Restricted Payment made in connection with the Refinancing Transactions and the fees and expenses related thereto; and

(16)                          Restricted Payments in an amount which, when taken together with all Restricted Payments made pursuant to this clause (16), does not exceed $10,000,000; provided, however, that at the time of each such Restricted Payment, no Default shall have occurred and be continuing or would result therefrom.

SECTION 4.05.           Limitation on Restrictions on Distributions from Restricted Subsidiaries.  The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company or a Subsidiary Guarantor, (b) make any loans or advances to the Company or a Subsidiary Guarantor or (c) transfer any of its property or assets to the Company or a Subsidiary Guarantor, except:

(1)                                 with respect to clauses (a), (b) and (c),

(A)                               any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including this Indenture, the Revolving Credit Agreement, the First Lien Credit Agreement and the Second Lien Credit Agreement;

(B)                               any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company or became a Restricted Subsidiary (other than Indebtedness Incurred as consideration in or in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

(C)                               any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(D)                               any encumbrance or restriction pursuant to applicable law, rule, regulation or order;

(E)                                restrictions on cash, cash equivalents, Temporary Cash Investments, other deposits, net worth or assets imposed under contracts entered into in the ordinary course of business, including such restrictions imposed by customers, lessors, licensors, vendors or insurance, surety or bonding companies;

(F)                                 any encumbrance or restriction with respect to a Foreign Subsidiary entered into the ordinary course of business or pursuant to the terms of Indebtedness that was Incurred by such Foreign Subsidiary in compliance with the terms of this Indenture;

(G)                               provisions contained in any license, permit or other accreditation with a regulatory authority entered into the ordinary course of business;

(H)                              provisions in agreements or instruments (including any joint venture or strategic alliance agreements) which prohibit the payment or making of dividends or other distributions other than on a pro rata basis;

(I)                                   restrictions under applicable orders of Governmental Authorities; and

(J)                                   any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) of this Section 4.05 imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in subclauses (A) through (I) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors of the Company, on materially the same terms (except as otherwise permitted pursuant to the Intercreditor Agreement) with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

(2)                                 with respect to clause (c) only,

(A)                               any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; and

(B)                               any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages.

SECTION 4.06.           Limitation on Sales of Assets and Subsidiary Stock.  (a)  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors of the Company, of the shares and assets subject to such Asset Disposition; (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents (as defined below); and (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) to any of the following: (A) to prepay, repay, redeem or purchase Applicable Indebtedness selected by the Company (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided that if the assets that were the subject of such Asset Disposition constituted Collateral, then such Additional Assets shall be pledged at the time of their acquisition to the Collateral Agent as Collateral for the benefit of the Holders, subject to Permitted Collateral Liens; and (C) to make an offer to the Holders of the Securities (and to holders of other Applicable Senior Indebtedness designated by the Company) to purchase the Securities (and such other Applicable Senior Indebtedness) pursuant to and subject to the conditions contained in this Section 4.06; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.  Notwithstanding the foregoing provisions of this Section 4.06, unless the Asset Disposition involves the disposition of Collateral, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.06(a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this Section 4.06(a) exceeds $7,500,000.  Pending the final application of any Net Available Cash, the Company or any of the Restricted Subsidiaries may temporarily reduce outstanding revolving Indebtedness that is Applicable Senior Indebtedness or otherwise invest the Net Available Cash in any manner that is not prohibited by this Indenture; provided that the assets received in respect of such investments are pledged to the Collateral Agent as Collateral for the benefit of the Holders, subject to Permitted Collateral Liens and the terms of the Security Documents.

For the purposes of this Section 4.06(a), the following are deemed to be “cash or cash equivalents”:  (i) the assumption or discharge of Applicable Indebtedness of the Company or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock of the Company or Preferred Stock of a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (ii) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion.

(b)                                 In the event of an Asset Disposition that requires the purchase of Securities (and other Applicable Senior Indebtedness) pursuant to Section 4.06(a)(3)(C), the Company shall purchase Securities tendered pursuant to an offer by the Company for the Securities (and such other Applicable Senior Indebtedness) (the “Offer”) at a purchase price of 100% of their principal amount (or, in the event such other Applicable Senior Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), without premium, plus accrued but unpaid interest (or, in respect of such other Applicable Senior Indebtedness, such lesser price, if any, as may be provided for by the terms of such other Applicable Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.06(c).  If the aggregate purchase price of securities tendered exceeds the Net Available Cash allotted to their purchase, the Company shall select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Securities will be denominations of $1,000 principal amount or $1.00 multiples in excess thereof; provided, however, that selected Securities in denominations of $1,000 or less will be purchased in whole and not in part.  The Company shall not be required to make an Offer to purchase Securities (and other Applicable Senior Indebtedness) pursuant to this Section 4.06 if the Net Available Cash available therefor is (1) less than $7,500,000 (which lesser amount shall be carried forward for purposes of determining whether such an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition) or (2) applied in accordance with clause (a)(3) of this Section 4.06.  Upon completion of such an Offer, Net Available Cash shall be deemed to be reduced by the aggregate amount of such Offer.

(c)                         (1)  Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall deliver to the Trustee and send, by first-class mail, or deliver electronically if held by the Depository, to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorating as described in Section 4.06(b) in the event the Offer is oversubscribed) in a minimum amount of $1,000 or $1.00 multiples in excess thereof, at the applicable purchase price.  The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the “Purchase Date”) and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (A) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (B) a description of material developments in the Company’s business subsequent to the date of the latest of such Reports, and (C) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3).

(2)                                 Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers’ Certificate as to (A) the amount of the Offer (the “Offer Amount”), including information as to any other Senior Indebtedness included in the Offer, (B) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (C) the compliance of such allocation with the provisions of Section 4.06(a) and (b).  On such date, the Company shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section.  If the Offer includes other Senior Indebtedness, the deposit described in the preceding sentence may be made with any other paying agent pursuant to arrangements satisfactory to the Trustee.  Upon the expiration of the period for which the Offer remains open (the “Offer Period”), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company.  The Trustee shall, on the Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price.  In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount applicable to the Securities, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

(3)                                 Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date.  Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such

Security purchased.  Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

(4)                                 At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers’ Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section.  A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

(d)                                 The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.06.  To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue of its compliance with such securities laws or regulations.

SECTION 4.07.           Limitation on Affiliate Transactions.  (a)  The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”) unless: (1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate; (2) if such Affiliate Transaction involves an amount in excess of $10,000,000, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and (3) if such Affiliate Transaction involves an amount in excess of $20,000,000, the Board of Directors of the Company shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate.

(b)                                 The provisions of Section 4.07(a) shall not prohibit (1) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to (but only to the extent included in the calculation of the amount of Restricted Payments made pursuant to this Section 4.04(a)(3)); (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company; (3) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $1,000,000 in the aggregate outstanding at any one time; (4) the payment of reasonable fees to, and the reimbursement of expenses of, directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries; (5) any transaction with the Company, a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity; (6) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company; (7) earn-out payments (A) made in connection with acquisitions permitted under this Indenture and (B) negotiated prior to the consummation of the applicable acquisition; (8) any agreement as in effect on the Issue Date and described in the Registration Statement on Form S-1 of the Company filed with the SEC on February 13, 2014, as amended, and the performance of obligations thereunder, or any renewal, refinancing, modification or extension of any such agreement (so long as such renewal, refinancing, modification or extension are not less favorable to the Company or the Restricted Subsidiaries); and (9) the entry into of any agreement, or the granting of any consent, to waive or amend any covenant contained in the Warrant Agreement, the Certificate of Designations, the Stockholders Agreement, the First Lien Documents, the Second Lien Documents, or the Third Lien Documents.

SECTION 4.08.           Limitation on Line of Business.  The Company shall not, and shall not permit any Restricted Subsidiary, to engage in any business other than a Related Business.

SECTION 4.09.           Change of Control.  (a)  Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase such Holder’s Securities at a purchase price in cash equal to 101.0% multiplied by the sum of (i) the principal amount of the Securities being repurchased (including any PIK Notes or any increased principal amount of Securities as payment for PIK Interest) plus (ii) the accrued and unpaid PIK Interest through but excluding the date of repurchase, together with all accrued and unpaid Cash Interest through but excluding the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

(b)                                 Within 30 days following any Change of Control, unless the Company shall have previously mailed, or delivered electronically if held by the Depository, a redemption notice with respect to all outstanding Securities as described under paragraph 5 of the Securities, the Company shall mail, or deliver electronically if held by the Depository, a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(1)                                 that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase such Holder’s Securities at a purchase price in cash equal to 101.0% multiplied by the sum of (x) the principal amount thereof on the date of purchase (including any PIK Notes or any increased principal amount of Securities as payment for PIK Interest), plus (y) the accrued and unpaid Cash Interest and PIK Interest on the Securities being repurchased through but excluding the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2)                                 the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

(3)                                 the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or delivered electronically if held by the Depository); and

(4)                                 the instructions, as determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities repurchased.

(c)                                  Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date.  Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

(d)                                 On the purchase date, all Securities purchased by the Company under this Section shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price for the Securities (including accrued and unpaid PIK Interest) plus accrued and unpaid Cash Interest, if any, to the Holders entitled thereto.

(e)                                  Notwithstanding the foregoing provisions of this Section 4.09, the Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.09 applicable to a Change of Control Offer to be made by the Company and repurchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

(f)                                   A Change of Control Offer may be made in advance of a Change of Control, conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(g)                                  The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of the Securities pursuant to this Section 4.09.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.09 by virtue of its compliance with such securities laws or regulations.

SECTION 4.10.           Limitation on Liens.  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired securing any Indebtedness, other than (a) in the case of any property or asset that does not constitute Collateral, Permitted Liens; and (b) in the case of any property or asset that constitutes Collateral, Permitted Collateral Liens.

SECTION 4.11.           Limitation on Sale/Leaseback Transactions.  The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless: (a) the Company or such Restricted Subsidiary would be entitled to (1) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 and (2) create a Lien on such property securing such Attributable Debt pursuant to Section 4.10, (b) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the Fair Market Value of such property and (c) the Company applies the proceeds of such transaction in compliance with Section 4.06.

SECTION 4.12.           Future Subsidiary Guarantors.  The Company shall cause each Domestic Restricted Subsidiary that Incurs any Indebtedness (other than Indebtedness permitted to be Incurred pursuant to Section 4.03(b)(2), (8), (9) or (10) to, and each Restricted Subsidiary that enters into a Guarantee of any Indebtedness of the Company or any other Restricted Subsidiary (other than a Foreign Subsidiary that Guarantees Indebtedness Incurred by another Foreign Subsidiary) to, in each case, at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Securities on the same terms and conditions as those set forth in Article 10 of this Indenture.

SECTION 4.13.           Impairment of Security Interest

(a)                                 Subject to Section 4.13(b), the Company shall not, and shall not permit any of its Restricted Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission might or would have the result of impairing the security interest with respect to a material portion of the Collateral for the benefit of the

Trustee and the Holders of the Securities (including the priority thereof), and the Company shall not, and shall not permit any of its Restricted Subsidiaries to, grant to any Person other than the Collateral Agent, for the benefit of the Trustee and the Holders and the other beneficiaries described in the Security Documents, any interest whatsoever in any of the Collateral, provided, however, the Company and any Restricted Subsidiary may Incur Permitted Collateral Liens.

(b)                                 At the direction of the Company and without the consent of the Holders, the Trustee and the Collateral Agent shall from time to time enter into one or more amendments to the Security Documents to: (i) cure any ambiguity, omission, defect or inconsistency therein not adversely affecting the Holders of the Securities, and the Trustee may conclusively rely on and will be protected in relying on an Officers’ Certificate stating that such cure does not adversely affect the Holders of the Securities for such purposes, (ii) provide for Permitted Collateral Liens, (iii) add to the Collateral, (iv) amend, modify or supplement this Indenture as described in the second paragraph of Section 9.01 or (v) make any other change thereto that does not adversely affect the Holders in any respect.

SECTION 4.14.           Additional Security.  At the time any Restricted Subsidiary executes and delivers to the Trustee a Guarantee, the Company shall cause (i) the shares of such Restricted Subsidiary to be pledged and (ii) such Restricted Subsidiary to grant a security interest over its present and future assets in favor of the Collateral Agent on behalf of the Trustee and the Holders, consistent with the security interest granted by the Subsidiary Guarantors prior to such date; provided, however, that no Foreign Subsidiary shall be required to grant any security interest in any of its assets or provide a guaranty and neither the Company nor any of its Subsidiaries shall be required to pledge certain excluded assets in accordance with the Security Documents.

SECTION 4.15.           After-Acquired Property.  Subject to the Security Documents, upon the acquisition by the Company or any Subsidiary Guarantor of any After-Acquired Property, the Company or such Subsidiary Guarantor shall execute and deliver such security instruments, financing statements and other documents and certificates and opinions of counsel as shall be reasonably necessary to vest in the Collateral Agent a perfected security interest in such After-Acquired Property and to have such After-Acquired Property added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect.

SECTION 4.16.           Compliance Certificate.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate, a signatory of which shall be the principal executive officer, principal financial officer or principal accounting officer, stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period.  If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto.  The Company also shall comply with TIA § 314(a)(4).

SECTION 4.17.           Further Instruments and Acts.  Upon request of the Trustee, the Company and the Subsidiary Guarantors will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.18.           Consolidated EBITDA.  The Company shall not permit Consolidated EBITDA as at the end of any fiscal quarter of the Company, beginning with the fiscal quarter ending September 30, 2014, for the four fiscal quarter period then ended to be less than $40,000,000.

Article 5

Successor Company

SECTION 5.01.           When Company May Merge or Transfer Assets.  (a)  The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

(1)                                 the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities, the Security Documents and this Indenture;

(2)                                 immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(3)                                 immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a); and

(4)                                 the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) is not prohibited by this Indenture;

provided, however, that clause (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company (so long as no Capital Stock of the Company is distributed to any Person) or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Security Documents, and the predecessor Company, except in the case of a lease, shall be released and novated from the obligation to pay the principal of and interest on the Securities.

(b)                                 The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless: (1) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guaranty Agreement, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty, provided that the foregoing shall not be required in the case of a Subsidiary Guarantor (x) that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, in both cases, if in connection therewith the Company provides an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.06 in respect of such disposition; (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and (3) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, is not prohibited by this Indenture.

For purposes of paragraphs (a) and (b) of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company or a Subsidiary Guarantor, as applicable, which properties and assets, if held by the Company or such Subsidiary Guarantor, as applicable, instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company or such Subsidiary Guarantor, as applicable, on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company or such Subsidiary Guarantor, as applicable.

Article 6

Defaults and Remedies

SECTION 6.01.           Events of Default.  An “Event of Default” occurs if:

(1)                                 the Company defaults in any payment of Cash Interest or PIK Interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

(2)                                 the Company (A) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon declaration of acceleration or otherwise, or (B) fails to redeem or repurchase Securities when required pursuant to this Indenture or the Securities;

(3)                                 the Company fails to comply with Section 5.01;

(4)                                 the Company or any Subsidiary Guarantor fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 or 4.15 (other than a failure to repurchase Securities when required under Section 4.06 or 4.09) and such failure continues for 30 days after the notice specified below;

(5)                                 the Company or any Restricted Subsidiary fails to comply with any of its agreements contained in the Securities, this Indenture (other than those referred to in clause (1), (2), (3) or (4) above) or the Security Documents, and such failure continues for 60 days after the notice specified below;

(6)                                 Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $30,000,000, or its foreign currency equivalent at the time;

(7)                                 the Company, a Subsidiary Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)                               commences a voluntary case;

(B)                               consents to the entry of an order for relief against it in an involuntary case;

(C)                               consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D)                               makes a general assignment for the benefit of its creditors; or

(E)                                takes any comparable action under any foreign laws relating to insolvency;

(8)                                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                               is for relief against the Company, any Subsidiary Guarantor or any Significant Subsidiary in an involuntary case;

(B)                               appoints a Custodian of the Company, any Subsidiary Guarantor or any Significant Subsidiary or for any substantial part of its property; or

(C)                               orders the winding up or liquidation of the Company, any Subsidiary Guarantor or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

(9)                                 any judgment or decree for the payment of money in excess of $30,000,000 or its foreign currency equivalent at the time is entered against the Company, any Subsidiary Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed;

(10)                          except as permitted by this Indenture, any Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty; or

(11)                          the security interest purported to be created under any Security Document shall, at any time, cease to be in full force and effect and constitute a valid and perfected lien with the priority required by the applicable Security Document for any reason other than the satisfaction in full of all obligations under the Indenture and discharge of the Indenture or in accordance with the terms of the Security Documents or any security interest purported to be created under any Security Document shall be declared invalid or unenforceable (other than any such failure to be in full force and effect and constitute a valid and perfected lien with the priority required by the applicable Security Document that would not be material to the Holders) or the Company or any Person granting Collateral the subject of any such security interest shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and such failure to be in full force and effect or such assertion shall have continued uncured for a period of 10 business days.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means the Bankruptcy Code, or any similar Federal or state law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clauses (4) and (5) is not an Event of Default until the Trustee or the Holders of at least 30% in principal amount of the outstanding Securities notify the Company, with a copy to the Trustee, of the Default and the Company does not cure such Default within the time specified after receipt of such notice.  Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

The Company shall deliver to the Trustee, within 45 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default under clause (6), (10) or (11) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.02.                                   Acceleration.  If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 30% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable.  Upon such a declaration, such principal and interest shall be due and payable immediately.  If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs and is continuing, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.  The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.                                   Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

SECTION 6.04.                                   Waiver of Past Defaults.  The Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default and its consequences or compliance with any provision of this Indenture except (a) a Default in the payment of the principal of or interest on a Security (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected.  When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05.                                   Control by Majority.  Subject to TIA § 316(a) and certain other restrictions, the Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture or the Security Documents or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  Prior to taking any action hereunder, the Trustee shall be entitled to indemnification or security satisfactory to it against all losses, liabilities and expenses caused by taking or not taking such action.

SECTION 6.06.                                   Limitation on Suits.  Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

(1)                                 such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)                                 Holders of at least 30% in principal amount of the outstanding Securities have requested to the Trustee to pursue the remedy;

(3)                                 such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4)                                 the Trustee has not complied with such request within 60 days after receipt thereof and the offer of such security or indemnity; and

(5)                                 Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with the request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.  In the event that the Definitive Securities are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such Definitive Securities to such beneficial owner or its nominee, the Company expressly agrees and acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder’s Securities as if such Definitive Securities had been issued.

SECTION 6.07.                                   Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.                                   Collection Suit by Trustee.  If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09.                                   Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10.                                   Priorities.  Subject to the Intercreditor Agreement, if the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST:                                                        to the Trustee for amounts due under Section 7.07;

SECOND:                                         to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD:                                                   to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section.  At least 15 days before such record date, the Company shall mail or deliver electronically if held by the Depository to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11.                                   Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.

SECTION 6.12.                                   Waiver of Stay or Extension Laws.  The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Article 7

Trustee

SECTION 7.01.                                   Duties of Trustee.  (a)  If an Event of Default has occurred and is continuing, the Trustee shall, in the exercise of the rights and powers vested in it by this Indenture, use the same degree of care and skill as a prudent Person would use under the circumstances in the conduct of such Person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                 the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                 in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)                                  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)                                 this paragraph does not limit the effect of paragraph (b) of this Section;

(2)                                 the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                 the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)                                 Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e)                                  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f)                                   Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)                                  No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h)                                 Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

(i)                                     The Trustee shall have no duty as to any Collateral or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for recording or filing or re-recording or re-filing any financing or continuation statements or recording or re-recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any lien or security interest in any of the Collateral.

(j)                                    The Trustee makes no representations as to and shall not be responsible for the existence, genuineness, value or condition of any of the Collateral or as to the security afforded or intended to be afforded thereby, hereby or by any Security Document, or for the validity, perfection, priority or enforceability of the Liens or security interests in any of the Collateral created or intended to be created by any of the Security Documents, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral, any Security Document or any agreement or assignment contained in any thereof, for the validity of the title of the Company or any other Subsidiary Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or any Security Document by the Company or any other Person that is a party thereto or bound thereby.

(k)                                 The Trustee may conclusively rely and shall be fully protected in relying on the actions of (i) the Revolving Agent to the extent that the Revolving Agent has discretion with respect to Collateral under the Revolving Credit Agreement or the Intercreditor Agreement; (ii) the First Lien Administrative Agent to the extent that the First Lien Administrative Agent has discretion with respect to Collateral under the First Lien Documents; (iii) the Second Lien Administrative Agent to the extent that the Second Lien Administrative Agent has discretion with respect to Collateral under the Second Lien Documents; and (iv) the Collateral Agent to the extent that the Collateral Agent has discretion with respect to the Collateral under the Intercreditor Agreement.

SECTION 7.02.                                   Rights of Trustee.  (a)  The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(a)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(b)                                 The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(c)                                  The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(d)                                 The Trustee may consult with counsel, and the advice or opinion of counsel or any Opinion of Counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel or such Opinion of Counsel.

(e)                                  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, at the reasonable expense of the Company and shall incur no liability of any kind by reason of making or not making such inquiry or investigation.

(f)                                   The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g)                                  The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed by the Trustee to act hereunder.

SECTION 7.03.                                   Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.                                   Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use or application of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.  The Trustee shall have no duty to ascertain or inquire as to the performance of the Company’s covenants in Article Four hereof or otherwise established by the terms of any Security.  The Trustee shall not be charged with knowledge of any Default or Event of Default under this

Indenture or under any of the Security Documents, unless a Trust Officer of the Trustee receives written notice of such Default or Event of Default.

SECTION 7.05.                                   Notice of Defaults.  If a Default occurs, is continuing and is actually known to the Trustee, the Trustee shall mail, or deliver electronically if held by the Depository, to each Holder notice of the Default within 90 days after it occurs.  Except in the case of a Default in the payment of principal of or interest on any Security, the Trustee may withhold notice if and so long as it in good faith determines that withholding notice is not opposed to the interest of the Holders.

SECTION 7.06.                                   Reports by Trustee to Holders.  As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail, or deliver electronically if held by the Depository, to each Holder a brief report dated as of May 15 that complies with TIA § 313(a) if and to the extent required thereby.  The Trustee also shall comply with TIA § 313(b).

A copy of each report at the time of its delivery to Holders shall be mailed or delivered electronically to the Company and filed with the SEC and each stock exchange (if any) on which the Securities are listed.  The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07.                                   Compensation and Indemnity.  The Company shall pay to the Trustee from time to time compensation for its services.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services.  Such expenses shall include the compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  The Company and each Subsidiary Guarantor shall, jointly and severally, indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, unless the Company is materially prejudiced by such failure.  The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not reimburse any expense or indemnify against any loss, liability or expense determined by a court of competent jurisdiction by final and nonappealable judgment have been incurred by the Trustee through the Trustee’s own willful misconduct, gross negligence or bad faith.

To secure the Company’s payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Company’s payment obligations pursuant to this Section shall survive the discharge of this Indenture.  When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08.                                   Replacement of Trustee.  The Trustee may resign at any time by so notifying the Company.  The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee.  The Company shall remove the Trustee if:

(1)                                 the Trustee fails to comply with Section 7.10;

(2)                                 the Trustee is adjudged bankrupt or insolvent;

(3)                                 a receiver or other public officer takes charge of the Trustee or its property; or

(4)                                 the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail, or deliver electronically if held by the Depository, a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.                                   Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided such corporation shall be otherwise qualified and eligible under this Article 7, without the execution or filing of any paper or any further act on the part of any of the other parties hereto.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10.                                   Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of TIA § 310(a).  The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.  The Trustee shall comply with TIA § 310(b), subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11.                                   Preferential Collection of Claims Against Company.  The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

Article 8

Discharge of Indenture; Defeasance

SECTION 8.01.                                   Discharge of Liability on Securities; Defeasance.  (a)  When (1) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (2) all outstanding Securities have become due and payable, whether at maturity or on a redemption date as a result of the mailing (or electronic delivery if held by the Depository) of a notice of redemption pursuant to Article 3 hereof and, in the case of clause (2), the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities (including any PIK Notes or any increased principal amount of Securities as payment for PIK Interest) and Cash Interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture and the Security Documents shall, subject to Section 8.01(c), cease to be of further effect.  The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(b)           Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (1) all its obligations under the Securities, the Security Documents and this Indenture and have each Subsidiary Guarantor’s obligation discharged with respect to its Guarantee (“legal defeasance option”) or (2) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 6.01(4), 6.01(6), 6.01(7), 6.01(8), 6.01(9) and 6.01(11) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries and Subsidiary Guarantors), the Security Documents and the limitations contained in Section 5.01(a)(3) (“covenant defeasance option”).  The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto.  If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(5), 6.01(6), 6.01(7), 6.01(8), 6.01(9) and 6.01(11) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries and Subsidiary Guarantors) or because of the failure of the Company to comply with Section 5.01(a)(3).  If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations with respect to its Subsidiary Guaranty and the Security Documents.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c)           Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, Article 7 and in this Article 8 shall survive until the Securities have been paid in full.  Thereafter, the Company’s obligations in Sections 7.07, 8.04 and 8.05 and the rights and immunities of the Trustee under this Indenture shall survive.

SECTION 8.02.            Conditions to Defeasance.  The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(1)           the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and Cash Interest on the Securities (including accrued and unpaid PIK Interest) to redemption or maturity, as the case may be;

(2)           the Company delivers to the Trustee a certificate in form and substance reasonably satisfactory to the Trustee from a nationally recognized firm of independent accountants which is reasonably acceptable to the Trustee expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and Cash Interest when due on all the Securities (including accrued and unpaid PIK Interest) to maturity or redemption, as the case may be;

(3)           123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

(4)           the deposit does not constitute a default under any other agreement binding on the Company;

(5)           no Default or Event of Default shall have occurred and be continuing;

(6)           the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(7)           in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(8)           in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

(9)           the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

SECTION 8.03.            Application of Trust Money.  The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8.  It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and Cash Interest on the Securities (including accrued and unpaid PIK Interest).

SECTION 8.04.            Repayment to Company.  The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time which, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

SECTION 8.05.            Indemnity for Government Obligations.  The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Section 8.01 or the principal and interest received on such U.S. Government Obligations, other than any such tax, fee or other charge which by law is payable by or on behalf of the Holders; it being understood that the Trustee shall bear no responsibility for any such tax, fee or other charge which by law is payable by or on behalf of the Holders.

SECTION 8.06.            Reinstatement.  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Subsidiary Guarantor’s obligations under this Indenture, each Subsidiary Guaranty and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Article 9

Amendments

SECTION 9.01.            Without Consent of Holders.  The Company, the Subsidiary Guarantors (with respect to a Subsidiary Guaranty or any provision of this Indenture to which it is a party), the Trustee and the Collateral Agent may amend, modify or supplement this Indenture, the Security Documents, any Subsidiary Guaranty or the Securities without notice to or consent of any Holder:

(1)           to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)           to comply with Article 5;

(3)           to provide for uncertificated Global Securities in addition to or in place of a Definitive Security in registered certificated form; provided, however, that the uncertificated Global Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Definitive Securities are described in Section 163(f)(2)(B) of the Code;

(4)           to add Guarantees with respect to the Securities, including any Subsidiary Guarantees;

(5)           to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or a Subsidiary Guarantor;

(6)           to make any change that does not adversely affect the rights of any Holder;

(7)           to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

(8)           to conform the text of this Indenture, the Security Documents, the Subsidiary Guaranties and the Securities to any provision of the “Description of Third Lien Notes” Section of the Registration Statement on Form S-1 of the

Company filed with the SEC on February 13, 2014, as amended, to the extent that such provision in such Section was intended by the Company to be a verbatim recitation of a provision of this Indenture, the Security Documents, the Subsidiary Guaranties or the Securities as certified in an Officers’ Certificate;

(9)           to make any amendment to the provisions of this Indenture, any Subsidiary Guaranty or the Securities relating to the transfer and legending of Securities; provided, however, that (a) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Securities;

(10)         to evidence and provide for the acceptance and appointment of a successor Trustee;

(11)         to add assets to the Collateral or to release Collateral from any Lien pursuant to the Indenture and the Security Documents when permitted or required by the Indenture, to the extent necessary to provide for the granting of a security interest for the benefit of any Person; provided that the granting of such security interest is not prohibited under Section 4.13 or otherwise under the Indenture;

(12)         to add parties to the Security Documents or successors, including successor trustees or other representatives;

(13)         to make provision for equal and ratable pledges of any collateral to secure the Securities;

(14)         to provide for the issuance of PIK Notes or the increase of the principal amount of the Securities to pay PIK Interest in accordance with the terms of the Indenture;

(15)         in the event that any PIK Notes are issued as Definitive Securities, to make appropriate amendments to the Indenture to reflect an appropriate minimum denomination of certificated PIK Notes and establish minimum redemption amounts for certificated PIK Notes; or

(16)         to provide for the issuance of the Exchange Securities.

After an amendment under this Section or under the Security Documents becomes effective, the Company shall mail, or deliver electronically if held by the Depository, to Holders a notice briefly describing such amendment.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.02.            With Consent of Holders.  The Company, the Subsidiary Guarantors, the Trustee and the Collateral Agent may amend this Indenture, the Security Documents or the Securities with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities) and any past Default or compliance with any provisions may also be waived with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding.  However, without the consent of each Holder affected thereby, an amendment or waiver may not:

(1)           reduce the amount of Securities whose Holders must consent to an amendment;

(2)           reduce the rate of or extend the time for payment of interest on any Security;

(3)           reduce the principal of or change the Stated Maturity of any Security;

(4)           reduce the amount payable upon the redemption of any Security or change the time at which any Security may be redeemed as described in Article 3 hereto or paragraph 5 of the Securities;

(5)           make any Security payable in money other than that stated in the Security;

(6)           make any change in Section 6.04 or 6.07 or the second sentence of this Section;

(7)           make any change in the ranking or priority of any Security that would adversely affect the Holders; or

(8)           make any change in, or release, other than in accordance with this Indenture and the Security Documents, any Subsidiary Guarantee that would adversely affect the Holders; or

(9)           release the security interest granted for the benefit of the Holders in the Collateral other than pursuant to the terms of the Security Documents or as otherwise permitted by the Indenture.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section becomes effective, the Company shall mail, or deliver electronically if held by the Depository, to Holders a notice briefly describing such amendment.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of the amendment.

SECTION 9.03.            Compliance with Trust Indenture Act.  Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04.            Revocation and Effect of Consents and Waivers.  A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security.  However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.  After an amendment or waiver becomes effective, it shall bind every Holder.  An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05.            Notation on or Exchange of Securities.  If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.06.            Trustee and Collateral Agent To Sign Amendments.  The Trustee and Collateral Agent shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Agent.  If it does, the Trustee or the Collateral Agent may but need not sign it.  In signing any amendment, supplement or waiver the Trustee and the Collateral Agent shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company and the

Subsidiary Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

Article 10

Subsidiary Guarantees

SECTION 10.01.         Guarantees.  Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees on a senior secured third lien basis, jointly and severally, to each Holder, the Collateral Agent and to the Trustee and its successors and assigns the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture and the Securities, whether for payment of principal of, premium, if any, or interest on the Securities, expenses, indemnification or otherwise (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).  Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment.  Each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations.  The obligations of each Subsidiary Guarantor hereunder shall not be affected by (1) the failure of any Holder, the Collateral Agent or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Subsidiary Guarantor) under this Indenture, the Securities or any other agreement or otherwise; (2) any extension or renewal of any of the foregoing; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder, the Collateral Agent or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) any change in the ownership of such Subsidiary Guarantor (except as expressly set forth in Section 10.06).

Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder, the Collateral Agent or the Trustee to any security held for payment of the Guaranteed Obligations.

Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder, the Collateral Agent or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Notes Obligation is rescinded or must otherwise be restored by any Holder, the Collateral Agent or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder, the Collateral Agent or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

Each Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders, the Collateral Agent and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor’s Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable counsel fees and expenses) incurred by the Trustee, the Collateral Agent or the Holders in enforcing any rights under this Article.

SECTION 10.02.         Limitation on Liability.  Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 10.03.         Successors and Assigns.  This Article 10 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of and be enforceable by the successors and assigns of the Trustee, the Collateral Agent and the Holders and, in the event of any transfer or assignment of rights by any Holder, the Collateral Agent or the Trustee in accordance with this Indenture and the Securities, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04.         No Waiver.  Neither a failure nor a delay on the part of the Trustee, the Collateral Agent or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee, the Collateral Agent and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.05.         Modification.  No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06.         Release of Subsidiary Guarantor.  A Subsidiary Guarantor will be released from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.07) upon:

(1)           the sale, disposition or other transfer (including through merger or consolidation) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary), or all or substantially all the assets, of the applicable Subsidiary Guarantor if such sale, disposition or other transfer is made in compliance with this Indenture and the Security Documents, in each case other than to the Company or a Subsidiary of the Company; provided, however, that such Subsidiary Guarantor is released from its Guarantees, if any, of, and all pledges and security, if any, granted in connection with, the Revolving Credit

Agreement, the First Lien Credit Agreement, the Second Lien Credit Agreement, the Existing Unsecured Notes and any other Indebtedness of the Company or of any Restricted Subsidiary of the Company,

(2)                                 the Company designating such Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.04 and the definition of “Unrestricted Subsidiary”,

(3)                                 the release or discharge of all Guarantees by such Restricted Subsidiary and the repayment of all Indebtedness of such Restricted Subsidiary which, if Incurred by such Restricted Subsidiary, would require such Restricted Subsidiary to Guarantee the Securities under Section 4.12, unless such release or discharge is by or as a result of payment by such Restricted Subsidiary under such other Guarantee;

(4)                                 the Company’s exercise of its legal defeasance option or covenant defeasance option pursuant to Article 8 or if the Company’s obligations under this Indenture are satisfied and discharged in accordance with the terms of this Indenture;

provided, however, that in the case of clauses (1) and (2) above, (i) such sale or other disposition is made to a Person other than the Company or a Subsidiary of the Company, (ii) such sale or disposition is otherwise permitted by this Indenture and (iii) the Company provides an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.06.

At the request of the Company, the Trustee shall, at the sole cost and expense of the Company and upon receipt at the reasonable request of the Trustee of an Opinion of Counsel and Officers’ Certificate that the provision of this Section 10.06 have been complied with, execute and deliver an appropriate instrument evidencing such release.

SECTION 10.07.                            Contribution.  Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

Article 11

Collateral

SECTION 11.01.                            Collateral and Security Documents.

(a)                                 To secure the due and punctual payment of the obligations of the Company under this Indenture and the Securities, the Company, the Subsidiary

Guarantors, the Collateral Agent and the Trustee have entered into the Security Documents to create the security interests and related matters.  The Trustee and the Company hereby acknowledge and agree that the Collateral Agent holds the Collateral on a third lien basis in trust for the benefit of the Holders, the Trustee and the other parties secured under the Security Documents pursuant to the terms of the Security Documents subject to the rights of the other Secured Parties under the Intercreditor Agreement.

(b)                                 Each Holder by accepting a Security agrees to all of the terms and provisions of the Security Documents as the same may be amended from time to time pursuant to the provisions of the Security Documents and this Indenture, and authorizes and directs each of the Trustee and the Collateral Agent to perform its obligations and exercise its rights under the Security Documents in accordance therewith; provided, however, that if any provisions of the Security Documents limit qualify or conflict with the duties imposed by the provisions of the TIA, the TIA will control.

(c)                                  As among the Holders the Collateral shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other.

SECTION 11.02.                            Release of Collateral.

(a)                                 The Collateral Agent’s Third Lien will no longer secure the Securities outstanding under this Indenture or any other Obligations under this Indenture, and the right of the Holders of the Securities and such Obligations to the benefits and proceeds of the Collateral Agent’s Third Lien on the Collateral will terminate and be discharged:

(1)                                 upon satisfaction and discharge of this Indenture pursuant to Article 8 hereof;

(2)                                 upon a Defeasance pursuant to Article 8 hereof;

(3)                                 upon payment in full and discharge of all Securities outstanding under this Indenture and all Obligations that are outstanding, due and payable under this Indenture at the time the Securities are paid in full and discharged; or

(4)                                 in whole or in part, with the consent of the Holders of the requisite percentage of Securities pursuant to Article 9 hereof;

provided that all amounts owing to the Trustee under the Indenture and the Securities and all amounts owing to the Collateral Agent under the Security Documents have been paid or otherwise provided for to the satisfaction of the Trustee or the Collateral Agent, as applicable. Collateral securing Notes Obligations owed to the Holders may also be released from the security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreement and this Indenture.

(b)                                 The release of any Collateral from the terms hereof and of the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, will not be deemed to impair the Lien on the Collateral in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Security Documents and pursuant to the terms of this Article 11.  The Trustee and each of the Holders acknowledge that a release of Collateral or a Lien strictly in accordance with the terms of the Security Documents and of this Article 11 will not be deemed for any purpose to be an impairment of the Lien on the Collateral in contravention of the terms of this Indenture.

(c)                                  The Company or the Subsidiary Guarantors, as the case may be, will furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to this Indenture, an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions to the release of the Liens on the Collateral have been satisfied.

SECTION 11.03.                            Certificates; Opinions.

The Company and the Subsidiary Guarantors shall comply with TIA § 314(d), relating to, among other matters, the release of Collateral from the Lien of the Security Documents and Officers’ Certificates or other documents regarding fair value of the Collateral, to the extent such provisions are applicable.  Any certificate or opinion required by § 314(d) of the TIA may be made by an Officer of the Company, except in cases in which § 314(d) of the TIA requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected by or reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this paragraph, the Company will not be required to comply with all or any portion of TIA §314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to one or a series of released Collateral.

SECTION 11.04.                            Collateral and Lien Priorities.

(a)                                 Prior to the release of the Collateral pursuant to Section 11.02 hereof, the Holders of the Securities will have the benefit of the Collateral as to which the holders of First Lien Obligations have first-priority Liens, holders of the Second Lien Obligations have second-priority Liens and the holders of Third Lien Obligations (including the Holders of the Securities) have third-priority Liens, in each case subject to certain Permitted Liens.

(b)                                 The Intercreditor Agreement governs the priorities of the security interests and certain related creditor rights in the Collateral among the holders of the First Lien Obligations, the Second Lien Obligations, the Securities and the other Third Lien Obligations.

(c)                                  The Security Documents govern the priorities and security interests and certain related creditor rights in the Collateral among the Holders of the Securities and any other Third Lien Obligations.

(d)                                 In the event of any inconsistency between the provisions of the Intercreditor Agreement and the provisions of this Indenture, the provisions of the Intercreditor Agreement shall govern and control.  In the event of any inconsistency between the terms of the Third Lien Security Documents and the Intercreditor Agreement, the terms of the Intercreditor Agreement shall control.

SECTION 11.05.                            Collateral Agent.

(a)                                 By their acceptance of the Securities, the Holders of the Securities will automatically appoint the Collateral Agent to act as their agent with respect to all matters related to the Collateral and all matters related to the Intercreditor Agreement. The Collateral Agent will act for the benefit of the holders of:

(1)                                 the Securities; and

(2)                                 all other Third Lien Obligations outstanding from time to time.

(b)                                 The Collateral Agent will hold (directly or through co-trustees or agents), and will be entitled to enforce on behalf of the Holders of the Securities and the other Third Lien Obligations, all Liens on the Collateral created by the Security Documents for their benefit, subject to the limitations and other provisions of the Intercreditor Agreement.

(c)                                  Except as provided in the Intercreditor Agreement, the Collateral Agent will not be obligated:

(1)                                 to act upon directions purported to be delivered to it by any Person;

(2)                                 to foreclose upon or otherwise enforce any Lien; or

(3)                                 to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.

(d)                                 In acting as the Collateral Agent, the Collateral Agent may rely upon and enforce each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Article 7 hereof.

(e)                                  At all times when the Trustee is not itself the Collateral Agent, the Company will deliver to the Trustee copies of all Security Documents delivered to the Collateral Agent and copies of all documents delivered to the Collateral Agent pursuant to this Indenture and the Security Documents.

SECTION 11.06.                            Lien Priority Confirmation.

Each Holder, by accepting a Security, and the Trustee hereby agree that:

(a)                                 the Trustee and each of the Holders of the Obligations in respect of this Indenture are bound by the provisions of this Indenture and the Intercreditor Agreement;

(b)                                 the Trustee and each of the Holders consents to and directs the Collateral Agent to act as agent for the Holders of the Obligations in respect of this Indenture and for the Trustee, and to perform its obligations under the Security Documents; and

(c)                                  the Trustee and each of the Holders are bound by the Intercreditor Agreement.

The foregoing provision is intended for the benefit of, and will be enforceable by, the Collateral Agent and each existing and future holder of the First Lien Obligations, Second Lien Obligations and Third Lien Obligations and each existing and future representative with respect thereto.

SECTION 11.07.                            Equal and Ratable Sharing of Collateral by Holders of Third Lien Debt.

Notwithstanding: (1) anything to the contrary contained in the Security Documents (other than the Intercreditor Agreement); (2) the time of Incurrence of any series of Third Lien Debt; (3) the order or method of attachment or perfection of any Lien on Collateral securing any series of Third Lien Debt; (4) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Liens on Collateral securing any series of Third Lien Debt; (5) the time of taking possession or control over any Collateral securing any series of Third Lien Debt; or (6) the rules for determining priority under any law governing relative priorities of Liens, all Liens on Collateral granted at any time by the Company or any Grantor to the holders of Third Lien Obligations will secure, equally and ratably, all present and future Third Lien Obligations of the Company or such Grantor, as the case may be, as more fully specified in the Intercreditor Agreement.

The foregoing provision is intended for the benefit of each present and future holder of Third Lien Obligations (including the Holders of the Securities), and will be enforceable by the Collateral Agent, as a holder of Liens on the Collateral, in each case, as a party to the Intercreditor Agreement or as a third party beneficiary thereof.

SECTION 11.08.                            Relative Rights.

Nothing in the Note Documents shall:

(1)                                 impair the obligation of the Company to pay principal, interest or premium, if any, on the Securities in accordance with their terms or any other obligation of the Company or any other Grantor; or

(2)                                 affect the relative rights of Holders of Securities as against any other creditors of the Company or any Grantor (other than holders of Permitted Prior Liens, First Liens, Second Liens or other Third Liens).

SECTION 11.09.                            Further Assurances.

The Company and each of the other Grantors (including such Grantors created or acquired after the date of this Indenture that have executed a supplemental indenture pursuant to Section 4.12 hereof) shall do or cause to be done all acts and things that may be required (including the filing of any continuation financing statements and any amendments to financing statements), or that the Collateral Agent from time to time may reasonably request, to assure and confirm that the Collateral Agent holds, for the benefit of the Secured Parties, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become, or are required by any Secured Debt Document to become, Collateral after the Securities are issued), in each case, as and to the extent contemplated by, and with the Lien priority required under, the Secured Debt Documents.

Upon the reasonable request of the Collateral Agent or any Secured Debt Representative at any time and from time to time, the Company and each of the other Grantors will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Agent may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents for the benefit of the Secured Parties.

SECTION 11.10.                            Insurance.

(a)                                 The Company and the other Grantors shall:

(1)                                 keep their properties adequately insured at all times by financially sound and reputable insurers;

(2)                                 maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage and coverage for acts of terrorism, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by them;

(3)                                 maintain such other insurance as may be required by law;

(4)                                 maintain title insurance on all real property Collateral owned by the Company or another Grantor insuring the Collateral Agent’s Liens on that property, subject only to Liens permitted under each of the Secured Debt Documents and other customary exceptions to title approved by the Collateral Agent; provided, that title insurance need only be maintained on any particular parcel of real property having a fair market value of less than $1,000,000 if and to the extent title insurance is maintained in respect of First Liens on that property, and

(5)                                 maintain such other insurance as may be required by the Secured Debt Documents.

Upon the request of the Collateral Agent, the Company and the other Grantors will furnish to the Collateral Agent full information as to their property and liability insurance carriers.  Holders of Secured Obligations, as a class, will be named as additional insureds, with a waiver of subrogation, on all insurance policies of the Company and the other Grantors and the Collateral Agent will be named as loss payee, with 30 days’ notice of cancellation or material change, on all property and casualty insurance policies of the Company and the other Grantors.

Article 12

Miscellaneous

SECTION 12.01.                            Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 12.02.                            Notices.  Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Company or any Subsidiary Guarantor:

Alion Science and Technology Corporation
1750 Tysons Boulevard
Suite 1300
McLean, VA 22102

Attention of:
General Counsel

if to the Trustee:
Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-1615

Attention of: Corporate Capital Markets - Alion Science and Technology Corporation

The Company, any Subsidiary Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.03.                            Communication by Holders with Other Holders.  Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities.  The Company, any Subsidiary Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 12.04.                            Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1)                                 an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)                                 an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.05.                            Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1)                                 a statement that the individual making such certificate or opinion has read such covenant or condition;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                 a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 12.06.                            When Securities Disregarded.  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.  Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 12.07.                            Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Holders.  The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 12.08.                            Legal Holidays.  If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 12.09.                            Governing Law.  This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 12.10.                            No Recourse Against Others.  A director, officer, employee, incorporator or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, the Security Documents, any Subsidiary Guaranty or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Holder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 12.11.                            Successors.  All agreements of the Company in this Indenture and the Securities shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.12.                            Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.

SECTION 12.13.                            Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

ALION SCIENCE AND TECHNOLOGY CORPORATION,
By	/s/ Barry Broadus

	Name:	Barry Broadus
	Title:	Chief Financial Officer

ALION – BMH CORPORATION,
By	/s/ Stacy Mendler

	Name:	Stacy Mendler
	Title:	President

ALION - CATI CORPORATION,

By	/s/ Stacy Mendler

	Name:	Stacy Mendler
	Title:	President

ALION - IPS CORPORATION,

BY	/s/ Stacy Mendler

	Name:	Stacy Mendler
	Title:	President

ALION - JJMA CORPORATION,

by	/s/ Stacy Mendler

	Name:	Stacy Mendler
	Title:	President

[Signature Page to Third Lien Notes Indenture]

ALION - METI CORPORATION,

by	/s/ Stacy Mendler

	Name:	Stacy Mendler
	Title:	President

ALION – INTERNATIONAL CORPORATION,

By	/s/ Stacy Mendler

	Name:	Stacy Mendler
	Title:	President

WASHINGTON CONSULTING, INC.,

By	/s/ Kevin Boyle

	Name:	Kevin Boyle
	Title:	Secretary

WASHINGTON CONSULTING GOVERNMENT SERVICES, INC,

by	/s/ Bruce E. Samuelsen

	Name:	Bruce E. Samuelsen
	Title:	President

[Signature Page to Third Lien Notes Indenture]

TRUSTEE:

WILMINGTON TRUST, NATIONAL ASSOCIATION

By	/s/ Timothy P. Mowdy
Name:	Timothy P. Mowdy
Title:	Administrative Vice President

COLLATERAL AGENT:

WILMINGTON TRUST, NATIONAL ASSOCIATION

By	/s/ Timothy P. Mowdy
Name:	Timothy P. Mowdy
Title:	Administrative Vice President

[Signature Page to Third Lien Notes Indenture]

RULE 144A/REGULATION S/IAI APPENDIX

PROVISIONS RELATING TO
PRIVATE EXCHANGE SECURITIES
AND EXCHANGE SECURITIES

1.                                      Definitions

1.1                               Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository for such a Temporary Regulation S Global Security, to the extent applicable to such transaction and as in effect from time to time.

“ASOF CTO Funding” has the meaning ascribed to it in the RSA.

“Definitive Security” means a certificated Exchange Security or Private Exchange Security bearing, if required, the appropriate legends set forth in Section 2.3(e).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Exchange Securities” means the Third-Lien Senior Secured Notes issued pursuant to the Indenture in connection with a Registered Exchange Offer.

“IAI” means an institutional “accredited investor”, as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Securities Act.

“Private Exchange” means the issuance by the Company of Private Exchange Securities in connection with the ASOF CTO Funding.

“Private Exchange Securities” means any Third-Lien Senior Secured Notes due 2020 issued in connection with a Private Exchange.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Company, in accordance with the RSA, to the Holders of Private Exchange Securities, to issue and deliver to such Holders, in exchange for the Private Exchange Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

“Resale Registration Statement” has the meaning ascribed to it in the RSA.

“RSA” means that certain Amended and Restated Refinancing Support Agreement, dated May 2, 2014, by and among the Company, ASOF II Investments, LLC and Phoenix Investment Adviser LLC, as amended.

“Rule 144A Securities” means all Securities offered and sold to QIBs in reliance on Rule 144A.

“Securities” means the Exchange Securities and the Private Exchange Securities, treated as a single class.

“Securities Act” means the Securities Act of 1933.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Transfer Restricted Securities” means Securities that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.

1.2                               Other Definitions

Term	Defined in Section:
“Agent Members”	2.1(b)
“Regulation S”	2.1(a)
“Rule 144A”	2.1(a)

2.                                      The Securities.

2.1                               (a)  Form and Dating.  The Private Exchange Securities shall be offered and issued pursuant to the RSA.  Private Exchange Securities may thereafter be transferred to, among others, QIBs, IAIs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein.  The Private Exchange Securities shall be issued as Definitive Securities with the applicable restricted securities legend and other legends set forth in Exhibit 1 hereto.

(b)                                 Book-Entry Provisions.  This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to

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such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c)                                  Definitive Securities.  Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.

2.2                               Authentication.  The Trustee shall authenticate and deliver:  (1) on the Issue Date, Definitive Securities representing $2,841,000 in principal amount of Private Exchange Securities and (2) Exchange Securities for issue only in a Registered Exchange Offer for a like principal amount of Private Exchange Securities, in each case upon a written order of the Company signed by at least one Officer.  In the case of clause (2), such order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

2.3                               Transfer and Exchange.

(a)                                 Transfer and Exchange of Definitive Securities.  When Definitive Securities are presented to the Registrar with a request:

(x)                                 to register the transfer of such Definitive Securities; or

(y)                                 to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii) if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective

3

registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A)                               if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B)                               if such Definitive Securities are being transferred to the Company, a certification to that effect; or

(C)                               if such Definitive Securities are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b)                                 Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security.  A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.  Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i)                                     certification, in the form set forth on the reverse of the Security, that such Definitive Security is either being sold pursuant to a Resale Registration Statement or the Definitive Security no longer requires the legend set forth in Section 2.3(e)(i); and

(ii)                                  written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled.  If no Global Securities are then outstanding, the Company shall issue and the Trustee shall

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authenticate, upon written order of the Company in the form of an Officers’ Certificate of the Company, a new Global Security in the appropriate principal amount.

(c)                                  Transfer and Exchange of Global Securities.

(i)                                     The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor.  A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security.  The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

(ii)                                  If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(iii)                               Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv)                              In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

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(d)                                 Reserved.

(e)                                  Legend.

(i)                                               Each Private Exchange Security shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. BY ITS EXERCISE HEREOF, THE HOLDER AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY PRIOR TO THE DATE PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO (THE “RESALE RESTRICTION TERMINATION DATE”), EXCEPT (A) TO ALION SCIENCE AND TECHNOLOGY CORPORATION (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (B) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

Each Definitive Security shall also bear the following additional legend:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED

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REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(ii)                                            Upon any sale or transfer of a Transfer Restricted Security pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security), and (if the Company or the Registrar so requests or if the applicable rules and procedures of the Depositary so require) the Registrar receives an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the legend set forth above are no longer required in order to maintain compliance with the Securities Act.  If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when a Global Security that does not bear the restrictive transfer legend is no longer outstanding, the Company shall issue and, upon receipt of a written order of the Company pursuant to Section 2.02 of the Indenture, the Trustee shall authenticate one or more Global Securities that do not bear the restrictive transfer legend in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (ii).

(iii)                                         After a transfer of any Private Exchange Securities pursuant to and during the period of the effectiveness of a Resale Registration Statement with respect to such Private Exchange Securities, all requirements pertaining to legends on such Private Exchange Security will cease to apply and a certificated Private Exchange Security without restrictive transfer legends will be available to the transferee of the Holder

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of such Private Exchange Securities upon exchange of such transferring Holder’s certificated Private Exchange Security.  If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when a Global Security that does not bear the restrictive transfer legend is no longer outstanding, the Company shall issue and, upon receipt of a written order of the Company pursuant to Section 2.02 of the Indenture, the Trustee shall authenticate one or more Global Securities without restrictive transfer legends in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iii).

(iv)                                        Upon the consummation of a Registered Exchange Offer with respect to the Private Exchange Securities, all requirements pertaining to such Private Exchange Securities that Private Exchange Securities issued to certain Holders be issued as Definitive Securities will still apply with respect to Holders of such Private Exchange Securities that do not exchange their Private Exchange Securities, and Exchange Securities in certificated or global form, in each case without the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

(f)                                   Cancellation or Adjustment of Global Security.  At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(g)                                  No Obligation of the Trustee.

(i)                                               The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security).  The rights of beneficial owners in any Global Security shall be exercised only

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through the Depository subject to the applicable rules and procedures of the Depository.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)                                            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4                               Definitive Securities.

(a)                                 A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the Company within 90 days of such notice, or (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture or (iii) an Event of Default has occurred and is continuing.  In addition, beneficial interests in Global Securities may be exchanged for Definitive Securities upon prior written notice given to the Trustee by or on behalf of the Depository in accordance with the Indenture.

(b)                                 Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, or in the City of Wilmington, Delaware, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.  Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $1.00 principal amount and any integral multiples of $1.00 in excess of $1.00 and registered in such names as the Depository shall direct.  Any Definitive Security delivered in exchange for an interest in the Transfer Restricted Security shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures), and shall, except as otherwise provided by Section 2.3(e) hereof, bear the

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applicable restricted securities legend, global securities legend and definitive securities legend set forth in Exhibit 1 hereto.

(c)                                  Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(d)                                 In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons.  In the event that such Definitive Securities are not issued, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.06 of this Indenture, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Securities as if such Definitive Securities had been issued.

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EXHIBIT 1 TO APPENDIX A

[FORM OF PRIVATE EXCHANGE NOTE]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. BY ITS EXERCISE HEREOF, THE HOLDER AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY PRIOR TO THE DATE PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO (THE “RESALE RESTRICTION TERMINATION DATE”), EXCEPT (A) TO ALION SCIENCE AND TECHNOLOGY CORPORATION (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (B) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

No. D-[ ]	$

Third-Lien Senior Secured Note due 2020

Alion Science and Technology Corporation, a Delaware corporation, promises to pay to ASOF II Investments, LLC, a Delaware limited liability company, or registered assigns, the principal sum of                                Dollars, or such greater or lesser amounts (including any increases in such principal amount in the form of payment in kind interest) on  February 18, 2020.

Interest Payment Dates: March 1 and September 1, commencing on March 1, 2015.

Record Dates: February 15 and August 15.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

ALION SCIENCE AND TECHNOLOGY CORPORATION

By:

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee, certifies that this is one of
the Securities referred to in the Indenture.

By

Authorized Signatory

No. D-[ ]

2

THIRD-LIEN SENIOR SECURED NOTE DUE 2020

1.                                 Interest

Alion Science and Technology Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum as set forth below. The Company will pay interest semiannually in arrears on March 1 and September 1 of each year, commencing March 1, 2015.  Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.  Upon the occurrence and during the continuance of a payment Default or an Event of Default, the Company will pay interest on demand on the entire outstanding principal amount of the Securities in cash at 2% per annum in excess of the rate set forth below and will pay interest on demand on overdue installments of Cash Interest or PIK Interest at 2% per annum in excess of the rate set forth below to the extent lawful.

Interest on the Securities will be payable (1) at the annual rates set forth in the following table under the heading “Cash Interest” payable in cash (“Cash Interest”) plus (2) the annual rate set forth in the following table under the heading “PIK Interest” (the “PIK Interest”), payable by increasing the principal amount of the outstanding Securities represented by one or more individual certificates, if any, by issuing additional Securities “PIK Notes” in certificated form, in each case by rounding up to the nearest $1.00:

Dates	Cash Interest	PIK Interest	Total Interest
Issue Date – August 31, 2018	5.5%	9.75%	15.25%
September 1, 2018 – August 31, 2019	5.5%	10.25%	15.75%
September 1, 2019 – February 18, 2020	5.5%	10.75%	16.25%

For any interest payment date other than the stated maturity of the Securities, if as of the Determination Date immediately preceding such interest payment date there is a Specified Cash Payment Event, the Cash Interest payable on such interest payment date shall instead be payable entirely in PIK Interest and will be added to the PIK Interest otherwise payable on such interest payment date.  As used herein, “Specified Cash Payment Event” means, as of any Determination Date, either (a) an Event of Default then exists under the First Lien Credit Agreement or the Second Lien Credit Agreement (as defined in the relevant agreement) or (b) the Company has failed to show Consolidated EBITDA for the most recent four fiscal quarter period ended prior to such Determination Date of $54,000,000 or greater, as set forth in a Compliance Certificate (as defined in the First Lien Credit Agreement) to be delivered to the Administrative Agent under the First Lien Credit Agreement prior to such Determination Date.  As used herein, “Determination Date” means February 16 and August 16 of each year, commencing on February 16, 2015.

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In the event that a Specified Cash Payment Event occurs as of any Determination Date, then the Company shall, within five business days following the relevant Determination Date, deliver a notice (a “Specified Cash Payment Notice”) to the Trustee, which notice shall state (i) that a Specified Cash Payment Event has occurred, (ii) the amount of Cash Interest that will instead be payable entirely in PIK Interest and (iii) the total amount of PIK Interest to be paid on the next succeeding interest payment date.  The Trustee, on behalf of the Company and at the Company’s expense, shall promptly deliver a corresponding notice provided by the Company to the Holders. For the avoidance of doubt, Cash Interest on the Securities in respect of any interest payment date for which a Specified Cash Payment Notice is not delivered in accordance with the first sentence of this paragraph must be paid in cash.

The Company will make each interest payment to the Holders of record of the Securities on the immediately preceding February 15 and August 15.  Any PIK Notes issued in certificated form will be dated as of the applicable interest payment date and will bear interest from and after such date.  Following an increase in the principal amount of the outstanding Securities as a result of a PIK Payment, the Securities will accrue interest on such increased principal amount from and after the related interest payment date of such PIK Payment at the then current rate per annum at which interest accrues on the Securities.  References herein to the “principal amount” of the Securities include any increase in the principal amount of the outstanding Securities as a result of a PIK Payment.

2.                                      Method of Payment

The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities semiannually in arrears at the close of business on February 15 or August 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date.  Holders must surrender Securities to a Paying Agent to collect principal payments.  The Company will pay principal, premium and Cash Interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  The Company will make all principal, premium, and Cash Interest payments by mailing a check to the registered address of each Holder thereof; provided, however, that principal, premium, interest and Cash Interest payments on a certificated Definitive Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

At all times, PIK Interest on the Securities will be payable by issuing PIK Notes in certificated form, dated as of the applicable interest payment date, in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar), and the Trustee will, at the request of the Company, authenticate and deliver such PIK Notes in certificated form for original

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issuance to the holders on the relevant Record Date, as shown by the records of the register of holders.

3.                                 Paying Agent and Registrar

Initially, Wilmington Trust, National Association, a national banking association (the “Trustee”), will act as Paying Agent and Registrar.  The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice.  The Company or any of its domestically incorporated or organized Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.                                 Indenture

The Company issued the Securities under an Indenture dated as of August 18, 2014 (“Indenture”), among the Company, the Subsidiary Guarantors, the Trustee and the Collateral Agent.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”).  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

The Securities are senior secured third lien obligations of the Company. The Indenture contains certain covenants that limit the ability of the Company and its Restricted Subsidiaries to Incur additional Indebtedness; pay dividends or distributions on, or redeem or repurchase Capital Stock; make Investments; issue or sell Capital Stock of Restricted Subsidiaries; engage in transactions with Affiliates; change its line of business; create certain Liens on assets; transfer or sell assets; Guarantee Indebtedness; restrict dividends or other payments of Restricted Subsidiaries; consolidate, merge or transfer all or substantially all of its assets and the assets of its Restricted Subsidiaries; and engage in Sale/ Leaseback Transactions.  These covenants are subject to important exceptions and qualifications.

5.                                 Optional Redemption

The Company shall be entitled at its option to redeem all or a portion of the Securities from time to time upon not less than 30 nor more than 60 days’ notice, at the redemption price equal to the applicable prepayment premium set forth below multiplied by the sum of (x) the then outstanding principal amount of such Securities being redeemed on the redemption date and (y) an amount of cash equal to 100% of the accrued and unpaid PIK Interest on the Securities being redeemed through but excluding the redemption date (together with an amount of cash equal to all accrued and unpaid Cash Interest on the Securities being redeemed through but excluding the redemption date) (subject to the right of Holders of record on the relevant record date to receive

5

interest due on the relevant interest payment date), if redeemed during the periods set forth below:

Period	Redemption Price
Issue Date to August 17, 2016	122.000%
August 18, 2016 to August 17, 2017	120.000%
August 18, 2017 to August 17, 2018	108.250%
Thereafter	104.375%

6.                                 Notice of Redemption

Notice of redemption will be mailed, or delivered electronically at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address.  The Company will redeem Securities in denominations of $1.00 and in integral multiples of $1.00 in excess thereof. If money sufficient to pay the redemption price of and accrued Cash Interest on all Securities (or portions thereof, including accrued and unpaid PIK Interest) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions set forth in the Indenture are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption. Notices of redemption may not be conditional.

7.                                 Put Provisions

Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% multiplied by the sum of (i) the principal amount of the Securities being repurchased (including any PIK Notes or any increased principal amount of Securities as payment for PIK Interest) plus (ii) the accrued and unpaid PIK Interest through but excluding the date of repurchase, together with all accrued and unpaid Cash Interest through but excluding the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

8.                                      Guarantee

The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior secured third lien basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

9.                          Collateral

(A)          The Securities will be entitled to the benefits of certain Collateral pledged for the benefit of the Holders pursuant to the terms of the Security Documents subject to the rights of holders of certain

6

Indebtedness under the Intercreditor Agreement.  Reference is hereby made to the Security Documents for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Company, the Subsidiary Guarantors, the Collateral Agent, the Trustee and the Holders.  The Company agrees, and each Holder by accepting a Security agrees, to the provisions contained in the Security Documents and the Indenture and authorizes the Collateral Agent and the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

10.                               Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $1.00 principal amount and whole multiples of $1.00.  A Holder may transfer or exchange Securities in accordance with the Indenture and the restrictions set forth in the Securities.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

11.                               Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

12.                               Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless applicable abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.                               Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations and the obligations of the Subsidiary Guarantors under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and Cash Interest on the Securities (including accrued and unpaid PIK Interest) to redemption or maturity, as the case may be.

7

14.                               Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture, the Security Documents and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities.  Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, mistake, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Global Securities in addition to or in place of a Definitive Security, or to add guarantees with respect to the Securities, including Subsidiary Guarantees, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company or the Subsidiary Guarantors, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder, or to conform the text of the Indenture, the Security Documents or the Securities to any provision of the “Description of Third Lien Notes” Section of the final prospectus of the Company dated August 11, 2014 filed pursuant to Rule 424 with the SEC on August 14, 2014 to the extent that such provision in such Section was intended by the Company to be a verbatim recitation of a provision of the Indenture, the Securities or the Subsidiary Guarantees or to make amendments to provisions of the Indenture relating to the form, authentication, transfer and legending of the Securities, or to evidence and provide for the acceptance and appointment of a successor Trustee, to add assets to the Collateral or to release Collateral from any Lien pursuant to the Indenture and the Security Documents, to add parties to the Security Documents or successors, including successor trustees or other representatives, to make provision for equal and ratable pledges of any Collateral to secure the Securities; to provide for the issuance of PIK Notes or the increase of the principal amount of the Securities to pay PIK Interest in accordance with the terms of the Indenture, or, in the event that any PIK Notes are issued in Definitive Securities, to make appropriate amendments to the Indenture to reflect an appropriate minimum denomination of certificated PIK Notes and establish minimum redemption amounts for certificated PIK Notes.

15.                               Defaults and Remedies

Under the Indenture, Events of Default include (a) default for 30 days in payment of Cash Interest or PIK Interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or repurchase Securities when required; (c) failure by the Company or any Restricted Subsidiary to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary if the amount accelerated (or so

8

unpaid) exceeds $30,000,000; (e) certain events of bankruptcy or insolvency with respect to the Company, the Subsidiary Guarantors and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $30,000,000; (g) cessation of the full force and effect of any Subsidiary Guaranty, except as permitted by the Indenture, or a Subsidiary Guarantor’s denial or disaffirmation of its obligations under its Subsidiary Guaranty; and (h) the invalidity or unenforceability of material security interests purported to be created under any Security Document.  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the Securities may declare all the Securities to be due and payable immediately.  Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture, the Security Documents or the Securities unless it receives indemnity or security satisfactory to it.  Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

16.                          Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.                          No Recourse Against Others

A director, officer, employee, incorporator or stockholder, as such, of the Company, any Subsidiary Guarantor or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

18.                          Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

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19.                                             Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.                                             CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.                                             Governing Law.

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

22.                                             Holders’ Compliance with Amended and Restated Refinancing Support Agreement.

Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of that certain Amended and Restated Refinancing Support Agreement, dated May 2, 2014, by and among the Company, ASOF II Investments, LLC and Phoenix Investment Adviser LLC (as amended or supplemented), including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security in larger type.  Requests may be made to:

Alion Science and Technology
1750 Tysons Boulevard
Suite 1300
McLean, VA 22102

Attention:  General Counsel

10

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                           agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the earliest date that is no less than two years after the Issue Date and on which all such Securities (except for Securities held by an affiliate of the Company) are no longer subject to any restrictions on transfer under the Securities Act including those pursuant to Rule 144, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

to the Company; or

(1)                                                                                 pursuant to an effective registration statement under the Securities Act of 1933; or

(2)                                                                                 inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3)                                                                                 pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933.

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(4)                                                                                 to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

12

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
Notice: To be executed by an executive officer

13

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, check the box: ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, state the amount in principal amount:  $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A

[FORM OF SECURITY/EXCHANGE SECURITY]

 [Definitive Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Global Securities Legend](1)

[TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

(1)  To be included if the Security is to be issued in global form.

No.	$

Third-Lien Senior Secured Notes due 2020

Alion Science and Technology Corporation, a Delaware corporation, promises to pay to                                               , or registered assigns, the principal sum of                                Dollars [, or such greater or lesser amounts (including any increases in such principal amount in the form of payment in kind interest) as may from time to time be endorsed on the Schedule of Increases or Decreases in Global Security attached hereto](2) on                         , 2020.

Interest Payment Dates:  March 1 and September 1, commencing on March 1, 2015.

Record Dates: February 15 and August 15.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

ALION SCIENCE AND TECHNOLOGY CORPORATION

By:

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WILMINGTON TRUST, NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By

Authorized Signatory

(2)  Use if Global Security.

THIRD-LIEN SENIOR SECURED NOTE DUE 2020

1.                                 Interest

Alion Science and Technology Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum as set forth below. The Company will pay interest semiannually in arrears on March 1 and September 1 of each year, commencing March 1, 2015.  Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.  Upon the occurrence and during the continuance of a payment Default or an Event of Default, the Company will pay interest on demand on the entire outstanding principal amount of the Securities in cash at 2% per annum in excess of the above rate and will pay interest on demand on overdue installments of Cash Interest or PIK Interest at 2% per annum in excess of the above rate to the extent lawful.

Interest on the Securities will be payable (1) at the annual rates set forth in the following table under the heading “Cash Interest” payable in cash (“Cash Interest”) plus (2) the annual rate set forth in the following table under the heading “PIK Interest” (the “PIK Interest”), payable by increasing the principal amount of the outstanding Securities represented by one or more Global Securities or, with respect to Definitive Securities  represented by individual certificates, if any, by issuing additional Securities “PIK Notes” in certificated form, in each case by rounding up to the nearest $1.00:

Months	Cash Interest	PIK Interest	Total Interest
1–48	5.5%	9.75%	15.25%
49–60	5.5%	10.25%	15.75%
61–66	5.5%	10.75%	16.25%

For any interest payment date other than the stated maturity of the Securities, if as of the Determination Date immediately preceding such interest payment date there is a Specified Cash Payment Event, the Cash Interest payable on such interest payment date shall instead be payable entirely in PIK Interest and will be added to the PIK Interest otherwise payable on such interest payment date.  As used herein, “Specified Cash Payment Event” means, as of any Determination Date, either (a) an Event of Default then exists under the First Lien Credit Agreement or the Second Lien Credit Agreement (as defined in the relevant agreement) or (b) the Company has failed to show Consolidated EBITDA for the most recent four fiscal quarter period ended prior to such Determination Date of $54,000,000 or greater, as set forth in a Compliance Certificate (as defined in the First Lien Credit Agreement) to be delivered to the Administrative Agent under the First Lien Credit Agreement prior to such Determination Date.  As used herein, “Determination Date” means February 16 and August 16 of each year, commencing on February 16, 2015.

In the event that a Specified Cash Payment Event occurs as of any Determination Date, then the Company shall, within five business days following the relevant Determination Date, deliver a notice (a “Specified Cash Payment Notice”) to the Trustee, which notice shall state (i) that a Specified Cash Payment Event has occurred, (ii) the amount of Cash Interest that will instead be payable entirely in PIK Interest and (iii) the total amount of PIK Interest to be paid on the next succeeding interest payment date.  The Trustee, on behalf of the Company and at the Company’s expense, shall promptly deliver a corresponding notice provided by the Company to the Holders. For the avoidance of doubt, Cash Interest on the Securities in respect of any interest payment date for which a Specified Cash Payment Notice is not delivered in accordance with the first sentence of this paragraph must be paid in cash.

The Company will make each interest payment to the Holders of record of the Securities on the immediately preceding February 15 and August 15.  Any PIK Notes issued in certificated form will be dated as of the applicable interest payment date and will bear interest from and after such date.  Following an increase in the principal amount of the outstanding Securities as a result of a PIK Payment, the Securities will accrue interest on such increased principal amount from and after the related interest payment date of such PIK Payment at the then current rate per annum at which interest accrues on the Securities.  References herein to the “principal amount” of the Securities include any increase in the principal amount of the outstanding Securities as a result of a PIK Payment.  On any interest payment date on which the Company pays PIK Interest with respect to a Global Security, the principal amount of such Global Security will increase by an amount equal to the interest payable, rounded up to the nearest $1.00, to be allocated for the credit of the Holders pro rata in accordance with their interests and rounded to the nearest $1.00 in accordance with the procedures of DTC.  In the event of any discrepancy between the principal amount of a Global Security and the corresponding principal amount maintained by DTC in accordance with DTC procedures due to differences in rounding, the Trustee is authorized to adjust the principal amount of such Global Security to conform with the principal amount maintained by DTC.

2.                                 Method of Payment

The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities semiannually in arrears at the close of business on February 15 or August 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date.  Holders must surrender Securities to a Paying Agent to collect principal payments.  The Company will pay principal, premium and Cash Interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  Principal, premium and Cash Interest payments in respect of the Securities represented by a Global Security will be made by wire transfer of immediately available funds to the accounts specified by the Depository.  The Company will make all principal, premium, and Cash Interest payments in respect of a Definitive Security by mailing a check to the registered address of each Holder thereof; provided, however, that principal, premium, interest and Cash Interest payments on a certificated Definitive Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days

4

immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

At all times, PIK Interest on the Securities will be payable: (i) with respect to Securities represented by one or more Global Securities registered in the name of, or held by, DTC (or any successor depositary) or its nominee on the relevant record date, by increasing the principal amount of the outstanding Global Securities, effective as of the applicable interest payment date, by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar) (“PIK Payment”) and (ii) with respect to Definitive Securities, if any, by issuing PIK Notes in certificated form, dated as of the applicable interest payment date, in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar), and the Trustee will, at the request of the Company, authenticate and deliver such PIK Notes in certificated form for original issuance to the holders on the relevant Record Date, as shown by the records of the register of holders.

3.                                 Paying Agent and Registrar

Initially, Wilmington Trust, National Association, a national banking association (the “Trustee”), will act as Paying Agent and Registrar.  The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice.  The Company or any of its domestically incorporated or organized Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.                                 Indenture

The Company issued the Securities under an Indenture dated as of August 18, 2014 (“Indenture”), among the Company, the Subsidiary Guarantors, the Trustee and the Collateral Agent.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”).  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

The Securities are senior secured third lien obligations of the Company. The Indenture contains certain covenants that limit the ability of the Company and its Restricted Subsidiaries to Incur additional Indebtedness; pay dividends or distributions on, or redeem or repurchase Capital Stock; make Investments; issue or sell Capital Stock of Restricted Subsidiaries; engage in transactions with Affiliates; change its line of business; create certain Liens on assets; transfer or sell assets; Guarantee Indebtedness; restrict dividends or other payments of Restricted Subsidiaries; consolidate, merge or transfer all or substantially all of its assets and the assets of its Restricted Subsidiaries; and engage in sale/ leaseback transactions.  These covenants are subject to important exceptions and qualifications.

5

5.                                 Optional Redemption

The Company shall be entitled at its option to redeem all or a portion of the Securities from time to time upon not less than 30 nor more than 60 days’ notice, at the redemption price equal to the applicable prepayment premium set forth below multiplied by the sum of (x) the then outstanding principal amount of such Securities being redeemed on the redemption date and (y) an amount of cash equal to 100% of the accrued and unpaid PIK Interest on the Securities being redeemed through but excluding the redemption date (together with an amount of cash equal to all accrued and unpaid Cash Interest on the Securities being redeemed through but excluding the redemption date) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the periods set forth below:

Period	Redemption Price
Issue Date to August 17, 2016	122.000%
August 18, 2016 to August 17, 2017	120.000%
August 18, 2017 to August 17, 2018	108.250%

Thereafter	104.375%

6.                                 Notice of Redemption

Notice of redemption will be mailed, or delivered electronically if held by DTC, at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address.  The Company will redeem Securities in denominations of $1.00 and in integral multiples of $1.00 in excess thereof. If money sufficient to pay the redemption price of and accrued Cash Interest on all Securities (or portions thereof, including accrued and unpaid PIK Interest) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions set forth in the Indenture are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption. Notices of redemption may not be conditional.

7.                                 Put Provisions

Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% multiplied by the sum of (i) the principal amount of the Securities being repurchased (including any PIK Notes or any increased principal amount of Securities as payment for PIK Interest) plus (ii) the accrued and unpaid PIK Interest through but excluding the date of repurchase, together with all accrued and unpaid Cash Interest through but excluding the date of repurchase (subject to the right of Holders of

6

record on the relevant record date to receive interest due on the relevant interest payment date).

8.                                 Guarantee

The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior secured third lien basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

9.                                 Collateral

The Securities will be entitled to the benefits of certain Collateral pledged for the benefit of the Holders pursuant to the terms of the Security Documents subject to the rights of holders of certain Indebtedness under the Intercreditor Agreement.  Reference is hereby made to the Security Documents for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Company, the Subsidiary Guarantors, the Collateral Agent, the Trustee and the Holders.  The Company agrees, and each Holder by accepting a Security agrees, to the provisions contained in the Security Documents and the Indenture and authorizes the Collateral Agent and the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

10.                          Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $1.00 principal amount and whole multiples of $1.00.  A Holder may transfer or exchange Securities in accordance with the Indenture and the restrictions set forth in the Securities.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

11.                          Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

12.                          Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless applicable abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

7

13.                          Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations and the obligations of the Subsidiary Guarantors under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and Cash Interest on the Securities (including accrued and unpaid PIK Interest) to redemption or maturity, as the case may be.

14.                          Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture, the Security Documents and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities.  Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, mistake, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Global Securities in addition to or in place of a Definitive Security, or to add guarantees with respect to the Securities, including Subsidiary Guarantees, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company or the Subsidiary Guarantors, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder, or to conform the text of the Indenture, the Security Documents or the Securities to any provision of the “Description of Third Lien Notes” Section of the Registration Statement on Form S-1 of the Company filed with the SEC on February 13, 2014, as amended, to the extent that such provision in such Section was intended by the Company to be a verbatim recitation of a provision of the Indenture, the Securities or the Subsidiary Guarantees or to make amendments to provisions of the Indenture relating to the form, authentication, transfer and legending of the Securities, or to evidence and provide for the acceptance and appointment of a successor Trustee, to add assets to the Collateral or to release Collateral from any Lien pursuant to the Indenture and the Security Documents, to add parties to the Security Documents or successors, including successor trustees or other representatives, to make provision for equal and ratable pledges of any Collateral to secure the Securities; to provide for the issuance of PIK Notes or the increase of the principal amount of the Securities to pay PIK Interest in accordance with the terms of the Indenture, or, in the event that any PIK Notes are issued in Definitive Securities, to make appropriate amendments to the Indenture to reflect an appropriate minimum denomination of certificated PIK Notes and establish minimum redemption amounts for certificated PIK Notes.

8

15.                          Defaults and Remedies

Under the Indenture, Events of Default include (a) default for 30 days in payment of Cash Interest or PIK Interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or repurchase Securities when required; (c) failure by the Company or any Restricted Subsidiary to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $30,000,000; (e) certain events of bankruptcy or insolvency with respect to the Company, the Subsidiary Guarantors and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $30,000,000; (g) cessation of the full force and effect of any Subsidiary Guaranty, except as permitted by the Indenture, or a Subsidiary Guarantor’s denial or disaffirmation of its obligations under its Subsidiary Guaranty; and (h) the invalidity or unenforceability of material security interests purported to be created under any Security Document.  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the Securities may declare all the Securities to be due and payable immediately.  Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture, the Security Documents or the Securities unless it receives indemnity or security satisfactory to it.  Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

16.                          Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.                          No Recourse Against Others

A director, officer, employee, incorporator or stockholder, as such, of the Company, any Subsidiary Guarantor or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a

9

Security, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

18.                          Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.                          Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.                          CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.                          Governing Law.

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security in larger type.  Requests may be made to:

Alion Science and Technology
1750 Tysons Boulevard
Suite 1300
McLean, VA 22102

Attention:  General Counsel

10

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                           agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE A

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this

Global Security (including for PIK Payments) have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase)	Signature of authorized officer of Trustee

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, check the box: ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, state the amount in principal amount:  $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.